SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. _ )

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-------------------------------

                (Name of Registrant as Specified In Its Charter)
                           TITANIUM METALS CORPORATION

-------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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



                           TITANIUM METALS CORPORATION
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697



April 7, 2006



Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Titanium Metals Corporation, which will be held on Tuesday, May 23, 2006, at 1:00 p.m. (local time), at our corporate headquarters located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas. The matters to be acted on at the Annual Meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope so that your shares are represented and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the annual meeting, will be held in confidence by the Inspector of Election for the annual meeting in accordance with TIMET's By-laws.


                                            Sincerely,




                                            Steven L. Watson
                                            Vice Chairman of the Board
                                            and Chief Executive Officer

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


                           TITANIUM METALS CORPORATION
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 23, 2006

To the Stockholders of Titanium Metals Corporation:

NOTICE IS HEREBY GIVEN that the 2006 annual meeting of stockholders of Titanium Metals Corporation, a Delaware corporation, will be held on Tuesday, May 23, 2006, at 1:00 p.m. (local time), at our corporate headquarters located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, for the following purposes:

     (1)  To elect seven  directors  to serve  until the 2007 annual  meeting of
          stockholders   and  until  their   successors  are  duly  elected  and
          qualified;

     (2) To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The board of directors of TIMET set the close of business on March 28, 2006 as the record date for the annual meeting. Only holders of TIMET's common stock, $.01 par value per share, at the close of business on the record date, are entitled to notice of, and to vote at, the annual meeting. The stock transfer books of TIMET will not be closed following the record date. A complete list of stockholders entitled to vote at the annual meeting will be available for examination during normal business hours by any common stockholder of TIMET, for purposes related to the annual meeting, for a period of ten days prior to the annual meeting, at our corporate headquarters located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas.

You are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting in person, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy card by following the procedures set forth in the accompanying proxy statement. If you choose, you may still vote in person at the annual meeting even though you previously submitted your proxy card.

In accordance with TIMET's By-laws, your vote, whether given by proxy or in person at the annual meeting, will be held in confidence by the Inspector of Election for the annual meeting.

                              By order of the board of directors,


                              Joan H. Prusse
                              Vice President, General Counsel and Secretary

Dallas, Texas
April 7, 2006



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

                                TABLE OF CONTENTS

TABLE OF CONTENTS................................................ i
GLOSSARY OF TERMS................................................ ii
GENERAL INFORMATION.............................................. 1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING................... 1
CONTROLLED COMPANY............................................... 3
ELECTION OF DIRECTORS............................................ 4
         Nominees for Director................................... 4
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS................ 6
         Board Committees........................................ 6
         Corporate Governance.................................... 8
         Compensation of Directors............................... 8
         Independence Criteria................................... 9
EXECUTIVE OFFICERS............................................... 9
SECURITY OWNERSHIP............................................... 10
         Ownership of TIMET's Common Stock....................... 10
         Ownership of Series A Preferred Stock and BUCS.......... 15
         Ownership of Valhi's Common Stock....................... 15
EXECUTIVE COMPENSATION........................................... 18
         Summary of Cash and Certain Other Compensation of
          Executive Officers..................................... 18
         Stock Options/SAR Grants in Last Fiscal Year............ 21
         Stock Option Exercises and Holdings..................... 22
         Severance Arrangements and Employment Agreements........ 22
         Equity Compensation Plan Information.................... 23
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.......... 24
         Compensation Program Objectives......................... 24
         Base Salaries of Executive Officers other than
          Chief Executive Officer................................ 24
         Base Salary of Chief Executive Officer.................. 25
         Profit Sharing Plan..................................... 25
         Long-Term Incentive Compensation........................ 26
         Tax Code Limitation on Executive Compensation Deductions.26
PERFORMANCE GRAPH.................................................27
AUDIT COMMITTEE REPORT............................................28
INDEPENDENT PUBLIC ACCOUNTANT MATTERS.............................29
         Independent Accountant...................................29
         Audit Committee Pre-Approval Procedures..................29
         Fees Paid to PriceWaterhouseCoopers LLP..................31
CERTAIN RELATIONSHIPS AND TRANSACTIONS............................32
         Relationships with Related Parties.......................32
         Contractual Relationships................................34
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...........36
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2007
 ANNUAL MEETING...................................................36
OTHER MATTERS.....................................................37
COMMUNICATIONS WITH THE BOARD OF DIRECTORS........................37
2005 ANNUAL REPORT ON FORM 10-K; HOUSEHOLDING.....................37

                                GLOSSARY OF TERMS

"AST" means American Stock Transfer & Trust Company, TIMET's stock transfer agent.

"Audit Committee" means the Audit Committee of TIMET.

"BUCS" means the 6.625% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities issued by the TIMET Capital Trust I, a Delaware statutory trust, formed by TIMET for the purpose of issuing the BUCS.

"BMI" means Basic Management, Inc., a land management company and indirect affiliate of Valhi.

"CDCT No. 2" means the Contran Deferred Compensation Trust No. 2, an irrevocable "rabbi trust" established by Contran to assist it in meeting certain deferred compensation obligations that it owes to Harold C. Simmons.

"CGI" means CompX Group, Inc., a subsidiary of NL in which we hold a minority interest and that is a parent corporation of CompX.

"CMRT" means The Combined Master Retirement Trust, a trust Contran sponsors that permits the collective investment by master trusts that maintain assets of certain employee benefit plans Contran and related entities adopt.

"Compensation Committee" means the Management Development and Compensation Committee of TIMET.

"CompX" means CompX International Inc., one of our publicly held sister corporations that manufactures precision slides, security products and ergonomic computer support systems.

"Contran"  means  Contran   Corporation,   the  parent  corporation  of  Valhi's
consolidated tax group.

"Director Compensation Plan" means the 1996 Non-Employee Director Compensation Plan adopted by TIMET and approved by TIMET's stockholders, as amended from time to time.

"Dixie Holding" means Dixie Holding Company, one of our parent corporations.

"Dixie Rice" means Dixie Rice Agricultural Corporation, Inc., one of our parent corporations.

"Foundation" means the Harold C. Simmons Foundation, Inc., a tax-exempt foundation organized for charitable purposes.

"ISA" means an intercorporate services agreement between or among Contran-related entities pursuant to which employees of one or more related entities provide certain services, including executive officer services, to another related company on a fee basis.

"Keystone" means Keystone Consolidated Industries, Inc., a steel fabricated wire products, industrial wire and carbon steel rod company related to Contran.

"Kronos Worldwide" means Kronos Worldwide, Inc., one of our publicly held sister corporations that is an international manufacturer of titanium dioxide pigments.

"named executive officer" means our current and former executive officers named in the summary compensation table in this proxy statement.

"National" means National City Lines, Inc., one of our parent corporations.

"NL" means NL Industries, Inc., one of our publicly held sister corporations that is a diversified holding company with principal investments in Kronos Worldwide and CompX.

"NOA" means NOA, Inc., one of our parent corporations.

"NYSE" means the New York Stock Exchange, Inc.

"Profit Sharing Plan" means the 2005 Titanium Metals Corporation Profit Sharing Plan, as amended from time to time.

"PwC" means PricewaterhouseCoopers LLP, TIMET's independent registered public accounting firm.

"record date" means the close of business on March 28, 2006, the date our board of directors set for the determination of stockholders entitled to notice of and to vote at the 2006 annual meeting of our stockholders.

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Series A Preferred Stock" means TIMET's 6 3/4% Series A Convertible Preferred Stock, par value $0.01 per share.

"Southwest" means Southwest Louisiana Land Company, Inc., one of our parent corporations.

"Tall Pines" means Tall Pines Insurance Company, an indirect wholly owned captive insurance subsidiary of Valhi.

"TFMC" means TIMET Finance Management Company, a wholly owned subsidiary of TIMET.

"TIMET," "us," "we" or "our" mean Titanium Metals Corporation, a Delaware corporation.

"TIMET Savoie" means TIMET Savoie S.A., a French corporation and subsidiary of TIMET.

"TIMET Stock Incentive Plan" means the 1996 Long Term Performance Incentive Plan of Titanium Metals Corporation adopted by TIMET and approved by TIMET's stockholders, as amended from time to time.

"Tremont Corporation" means Tremont Corporation, a predecessor of Tremont LLC.

"Tremont LLC" means Tremont LLC, one of Valhi's wholly owned subsidiaries and a successor via merger to Tremont Corporation in the Tremont Merger.

"Tremont Merger" means the series of transactions completed on February 7, 2003 where Tremont Corporation was merged into Tremont LLC, a wholly owned subsidiary of Valhi.

"Valhi" means Valhi, Inc., one of our parent corporations that is a publicly held, diversified holding company with principal investments in NL, Kronos Worldwide and us.

"VGI" means Valhi Group, Inc., one of our parent corporations.

"VHC" means Valhi Holding Company, one of our parent corporations.

"WCS" means Waste Control Specialists LLC, an indirect wholly owned subsidiary of Valhi that is engaged in the waste management industry.

                           TITANIUM METALS CORPORATION
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            DALLAS, TEXAS 75240-2697
                             ---------------------

                                 PROXY STATEMENT
                             ---------------------

                               GENERAL INFORMATION

This proxy statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of our board of directors for use at our annual meeting to be held Tuesday, May 23, 2006, at 1:00 p.m. (local time), at our corporate headquarters located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, and at any adjournment or postponement thereof. This proxy statement and the accompanying proxy card or voting instruction form will first be mailed to the holders of TIMET's common stock, $.01 par value per share, on or about April 7, 2006.

Please refer to the Glossary of Terms on page ii for the definitions of capitalized or abbreviated terms used in this proxy statement.

                 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:  What is the purpose of the annual meeting?

A: At the annual meeting, stockholders will vote on the election of the seven directors and any other matter that may properly come before the meeting.

Q:  How does the board recommend that I vote?

A: The board of directors recommends that you vote FOR each of the nominees for director.

Q: Who is allowed to vote at the annual meeting? How many shares are outstanding?

A: The board of directors has set the close of business on March 28, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Only holders of record of our common stock as of the close of business on the record date are entitled to vote at the annual meeting.

On the record date, 75,409,870 shares of our common stock were issued and outstanding. Each share of our common stock is entitled to one vote. On September 6, 2005, we effected a two-for-one stock split of our common stock in the form of a stock dividend. Each stockholder of record on August 25, 2005 received one additional share of TIMET's common stock for each share held on August 25, 2005. The stock dividend was paid, finalizing the stock split, on September 6, 2005. On February 16, 2006, we effected another two-for-one stock split of our common stock in the form of a stock dividend. Each stockholder of record on February 6, 2006 received one additional share of TIMET's common stock for each share held on February 6, 2006. The stock dividend was paid, finalizing the stock split, on February 16, 2006. Unless specifically indicated otherwise, all of the share numbers for TIMET's common stock in this proxy statement reflect both two-for-one splits, even if the date as to which such share number speaks was prior to the effective date of either stock split.

Q:  How do I vote?

A: If your shares are held by a bank, broker, or other nominee (i.e., in "street name"), you must follow the instructions from your nominee on how to vote your shares.

If you are a stockholder of record you may:

     o    vote in person at the annual meeting; or

     o instruct the agents named on the proxy card how to vote your shares by completing, signing and mailing the enclosed proxy card in the envelope provided.

If you execute a proxy card but do not indicate how you would like your shares voted for one or more of the nominees, the agents will vote FOR the election of each such nominee for director and, to the extent allowed by applicable law, in the discretion of the agents on any other matter that may properly come before the meeting.

Q:  Who will count the votes?

A: The board of directors has appointed AST, our transfer agent and registrar, to receive proxies and ballots, ascertain the number of shares represented, tabulate the vote and serve as inspector of election for the annual meeting, Q:
Is my vote confidential? A: Yes. All proxy cards, ballots or voting instructions delivered to AST will be kept confidential in accordance with our By-laws.

Q: May I change or revoke my proxy or voting instructions?

A: If you are a stockholder of record you may change or revoke your proxy instructions at any time before the meeting in any of the following ways:

     o    delivering to AST a written revocation;

     o    submitting  another  proxy card  bearing a later date;  or

     o    voting in person at the annual meeting.

If your shares are held by a bank, broker or other nominee, you must follow the instructions from your nominee on how to change or revoke your voting instructions.

Q: What constitutes a quorum?

A: A quorum is the presence, in person or by proxy, of a majority of the votes from holders of the outstanding shares of TIMET's common stock entitled to vote at the meeting. Under the applicable rules of the NYSE and the SEC, brokers or other nominees holding shares of record on behalf of a client who is the actual beneficial owner of such shares are authorized to vote on certain routine matters without receiving instructions from the beneficial owner of the shares. If such a broker/nominee who is entitled to vote on a routine matter delivers an executed proxy card and does not vote on the matter, such a vote is referred to in this proxy statement as a "broker/nominee non-vote." Shares of TIMET's common stock that are voted to abstain from any business coming before the meeting and broker/nominee non-votes will be counted as being in attendance at the meeting for purposes of determining whether a quorum is present.

Q: What vote is required to elect a director nominee or approve any other matter?

A: If a quorum is present, the affirmative vote of a plurality of the outstanding shares of our common stock represented and entitled to be voted at the annual meeting is necessary to elect each nominee for director. The accompanying proxy card or voting instruction form provides space for you to withhold authority to vote for any of the nominees. Neither shares as to which the authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect director nominees. However, since director nominees need only receive the vote of a plurality of the shares represented and entitled to vote at the annual meeting, a vote withheld from a particular nominee will not affect the election of such nominee.

Except as applicable laws may otherwise provide, if a quorum is present, the approval of any other matter that may properly come before the annual meeting will require the affirmative vote of a majority of the shares represented and entitled to vote at the annual meeting. Shares of TIMET's common stock that are voted to abstain from any other business coming before the annual meeting and broker/nominee non-votes will not be counted as votes for or against any such other matter.

Q: Who will pay for the cost of soliciting the proxies?

A: We will pay all expenses related to the solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to the solicitation by mail, our directors, officers and regular employees may solicit proxies by telephone or in person for which such persons will receive no additional compensation. Upon request, we will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of our common stock that such entities hold of record.

                               CONTROLLED COMPANY

As of the record date, Harold C. Simmons and his spouse, Tremont LLC, Valhi and the CMRT held, in the aggregate, approximately 50.2% of the outstanding shares of TIMET's common stock entitled to vote at the annual meeting. Mr. Simmons, his spouse, Valhi, Tremont LLC and the CMRT have indicated that they intend to have their shares represented at the annual meeting and to vote such shares "for" the election of all of the nominees for director set forth in this proxy statement. Therefore, if all of such shares are voted as indicated, the meeting will have quorum present and the stockholders will elect all of such nominees to the board of directors.

In the event that dividends on TIMET's Series A Preferred Stock are in arrears for 12 quarterly periods, the holders of a majority of the shares of the Series A Preferred Stock may elect an additional director to the board of directors. As of the record date, Harold C. Simmons may be deemed to beneficially own 1,614,700 shares of Series A Preferred Stock, or 66.0% of the shares of Series A Preferred Stock outstanding, comprised of 1,600,000 shares of Series A Preferred Stock owned by his spouse and 14,700 shares of Series A Preferred Stock owned by Valhi. Mr. Simmons disclaims beneficial ownership of the shares of Series A Preferred Stock held by his spouse and Valhi; however, if the holders of shares of Series A Preferred Stock become entitled to vote for a director, Mr. Simmons' spouse would have sufficient votes to elect the additional director.

Based upon the ownership of Harold C. Simmons, Tremont LLC, Valhi and the CMRT described in this proxy statement, the board of directors has determined that TIMET is a "controlled company" as such term is defined by the rules of the NYSE, and, therefore, TIMET may choose not to comply with certain rules of the NYSE as follows:

     o A requirement that the board of directors have a majority of independent directors;

     o A requirement that TIMET have a standing nominations/corporate governance committee comprised entirely of independent directors operating pursuant to a written charter addressing certain issues specified in the NYSE rules; and

     o A requirement that TIMET have a standing compensation committee comprised entirely of independent directors operating pursuant to a written charter addressing certain issues specified in the NYSE rules.

TIMET has chosen not to have a standing nominations/corporate governance committee, and the entire board of directors performs the duties that could be performed by a nominations/corporate governance committee but not pursuant to a written charter. TIMET has currently chosen to comply with the NYSE rules to have a majority of independent directors and currently has five directors who we believe meet the independence criteria under NYSE rules as described below. TIMET has also currently chosen to comply with the NYSE rules that pertain to compensation committees. TIMET's Compensation Committee is currently comprised entirely of directors who we believe meet the independence criteria of the NYSE, and the Compensation Committee operates according to a written charter that we believe complies with the NYSE rules. We may, however, in the future choose to avail ourselves further of the permitted exemptions from these rules. See "Nominees for Director," "Independence Criteria," "Meetings and Committees of the Board of Directors" and "Certain Relationships and Transactions" in this proxy statement for more information.

                              ELECTION OF DIRECTORS

The By-laws of TIMET currently provide that the board of directors shall consist of a minimum of three and a maximum of seventeen persons, as determined from time to time by the board of directors in its discretion. The number of directors is currently set at eight, but will be set at seven effective at the annual meeting. The seven directors elected at the annual meeting will hold office until our 2007 annual meeting of stockholders and until their successors are duly elected and qualified.

Except for Keith R. Coogan, all of the nominees are currently directors of TIMET whose terms will expire at the annual meeting and who were nominated to stand for re-election to the board by the unanimous vote of the board of directors. All nominees have agreed to serve if elected. If any nominee is not available for election at the annual meeting, the proxy will be voted for an alternate nominee to be selected by the board of directors, unless the stockholder executing such proxy withholds authority to vote for the election of directors. The board of directors believes that all of its present nominees will be available for election at the annual meeting and will serve if elected.

The board of directors recommends a vote "FOR" each of the nominees identified below.

Nominees for Director
The following information has been provided by each respective nominee for election to the board of directors.

Keith R. Coogan, age 53, is chief executive officer of Software Spectrum, Inc., a global business-to-business software services provider that is currently a wholly owned subsidiary of Level 3 Communications, but from 1991 to 2002 was a publicly traded corporation. From 1990 to 2002, he served in various other executive officer positions for Software Spectrum, Inc., including vice president of finance and operations and chief operating officer. He also serves as a director of CompX and Kronos Worldwide. Mr. Coogan is the chairman of CompX's audit committee and a member of Kronos Worldwide's audit committee. Mr. Coogan has indicated that he will not stand for re-election to the board of CompX when his term expires on May 16, 2006.

Norman N. Green, age 71, has been a director of TIMET since 2002. In 1997, Mr. Green became an original director and one of the principal investors in Sage Telecom, a private, full service local and long distance telecommunications company operating in eleven states. From 1956 to 1995, Mr. Green was chairman and sole owner of Stewart, Green Properties Ltd., which owned a group of private companies specializing in the development and management of major shopping centers in Canada and the U.S., owning and operating approximately 5 million square feet of commercial real estate. From 1979 until 1990, Mr. Green was a co-owner of a National Hockey League franchise, the Calgary Flames. From 1990 until 1996, Mr. Green was the sole owner of the Minnesota North Stars which became the Dallas Stars. He continues to serve as a consultant to the Dallas Stars organization and currently is a partner in the Austin Ice Bats Hockey Team. Teams owned by Mr. Green went to the Stanley Cup Finals several times during Mr. Green's tenure and won the Stanley Cup Championships in 1989 and 1999. Mr. Green was a member of the National Hockey League Board of Governors from 1979 to 1996, serving on all of its strategic committees. He is a member of the executive committee of the board for the Edwin L. Cox School of Business at Southern Methodist University and has been active in philanthropic and community service activities for over 30 years. Mr. Green is a member of our Compensation Committee.

Glenn R. Simmons, age 78, has been a director of TIMET since 1999. Mr. Simmons has been vice chairman of the board of Valhi and Contran since prior to 2001. Mr. Simmons has been chairman of the board of CompX and Keystone since prior to 2001 and also serves on the board of directors of Kronos Worldwide and NL. In 2004, Keystone filed a voluntary petition for reorganization under federal bankruptcy laws and emerged from the bankruptcy proceedings in August 2005. Mr. Simmons has been an executive officer or director of various companies related to Valhi and Contran since 1969. Mr. Simmons is a member of Valhi's executive committee and a brother of Harold C. Simmons. See notes (3) and (5) to the table under the heading "Security Ownership of TIMET" below.

Harold C. Simmons, age 74, has served as our Chairman of the Board since November 2005, our Chief Executive Officer from November 2005 until January 2006, Vice Chairman of the Board from 2004 to November 2005 and a director of TIMET since 2004. Mr. Simmons has been chairman of the board of Valhi and Contran since prior to 2001 and was Valhi's chief executive officer from prior to 2001 to 2002. Mr. Simmons has served as chief executive officer of Kronos Worldwide and NL since 2003, chairman of the board of Kronos Worldwide since 2003 and chairman of the board of NL since prior to 2001. Mr. Simmons has been an executive officer or director of various companies related to Valhi and Contran since 1961. Mr. Simmons serves as chairman of Valhi's executive committee and is a brother of Glenn R. Simmons. See note (3) to the table under the heading "Security Ownership of TIMET" below.

General Thomas P. Stafford, USAF (Ret.), age 75, has been a director of TIMET since January 2006 and previously served as a director of TIMET from 1996 until 2003. Gen. Stafford has served on the boards of directors of numerous public corporations listed on the NYSE, and currently serves on the board of NL and is chairman of NL's audit and management development and compensation committees. After his retirement from the U.S. Air Force in 1979 as Lieutenant General, he became chairman of Gibraltar Exploration Limited, an oil and gas exploration and production company, and served in that position until 1984, when he joined General Technical Services, Inc., a consulting firm. Gen. Stafford was also affiliated with Stafford, Burke and Hecker, Inc., a Washington-based consulting firm, from 1982 until 2005. Gen. Stafford has more recently served as an advisor to a number of governmental agencies including NASA and the Air Force Material Command. He is currently Chairman of the NASA Advisory Council Task Force on the International Space Station Program, and also served as Co-Chairman of the Stafford-Covey NASA Space Shuttle Return to Flight Task Group. Gen. Stafford has received many honors and decorations including the Congressional Space Medal of Honor. Gen. Stafford is chair of our Audit Committee and our Compensation Committee.

Steven L. Watson, age 55, has been our Chief Executive Officer since January 2006, our Vice Chairman of the Board since November 2005 and a director of TIMET since 2000. Mr. Watson has been President and a director of Valhi and Contran since 1998 and chief executive officer of Valhi since 2002. Mr. Watson has served as an executive officer and/or director of Valhi, Contran and various companies related to Valhi and Contran since 1980. Mr. Watson also serves on the board of directors of NL, CompX, Kronos Worldwide and Keystone. See notes (3) and (4) to the table under the heading "Security Ownership of TIMET" below.

Paul J. Zucconi, age 65, has been a director of TIMET since 2002. In 2001, Mr. Zucconi retired after 33 years at KPMG LLP where he was most recently an audit partner. Mr. Zucconi is a member of the American Institute of Certified Public Accountants, or AICPA. Mr. Zucconi also serves on the board of directors and audit committee of each of Torchmark Corporation, a major life and health insurance company, and Affirmative Insurance Holdings, Inc., a provider of non-standard automobile insurance, and serves on the board of directors of the National Kidney Foundation of North Texas, Inc. Mr. Zucconi is a member of our Audit Committee.

For information concerning certain transactions to which certain director nominees are parties and other matters, see "Certain Relationships and Transactions" below. Current directors Dr. Gary C. Hutchison, age 71, and Dr. Albert W. Niemi, Jr., age 63, will not be standing for re-election.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors held four meetings and took action by written consent five times in 2005. Each of the directors participated in at least 75% of the total number of such meetings and of the committee meetings (for committees on which they served) held during their period of service in 2005. The board of directors does not have a formal policy regarding board members' attendance at TIMET's annual meetings. All of TIMET's then-serving board members attended the 2005 annual meeting of stockholders.

Board Committees
The board of directors has established the following standing committees:

Audit Committee. The responsibilities and authority of the Audit Committee include, among other things:

     o providing oversight with respect to the integrity of TIMET's financial statements, TIMET's compliance with legal and regulatory requirements as they relate to financial reporting matters, the independent accountant's qualifications and independence and the performance of TIMET's internal audit function;

     o retaining TIMET's independent accountant, overseeing the external audit function and approving all fees relating to TIMET's independent accountant;

     o reviewing with the independent accountant the scope and results of the annual auditing engagement and the system of internal accounting controls, establishing procedures for the handling of complaints concerning accounting, internal accounting and audit matters, including procedures for the confidential, anonymous submission of complaints by employees; and

     o reviewing TIMET's Annual Report on Form 10-K, including annual financial statements; reviewing and discussing with management TIMET's interim financial statements and earnings releases; and directing and supervising special audit inquiries.

TIMET's  board  of  directors  has  adopted  a  written  charter  for the  Audit
Committee, a copy of which was attached as Appendix A to the 2004 proxy statement of TIMET and is available in the Corporate Governance section of TIMET's website, www.timet.com, and in print to any stockholder who requests it by writing to: Titanium Metals Corporation, Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, 75240-2697, Attention: Investor Relations. Applying the NYSE's corporate governance requirements and SEC regulations, as applicable, the board of directors believes that:

     o each member of the Audit Committee is independent, financially literate and has no material relationship with TIMET other than serving as a director (see "Independence Criteria" below); and

     o Mr. Paul J. Zucconi qualifies as an "audit committee financial expert."

TIMET does not limit the number of audit committees of publicly registered companies upon which the Audit Committee members may serve; however, none of the members of TIMET's Audit Committee serves on the audit committees of more than three publicly registered companies. For further information on the role of the Audit Committee, see "Audit Committee Report." The current members of the audit committee are Gen. Stafford (chair) and Mr. Zucconi. The board expects to appoint Mr. Coogan to serve on the Audit Committee following his election to the board. The Audit Committee held 18 meetings in 2005. See "Audit Committee Report" and "Independent Public Accountant Matters" below.

Management    Development   and    Compensation    Committee.    The   principal
responsibilities and authority of the Compensation Committee are as follows:

     o    to  review   and   approve   certain   matters   involving   executive
          compensation,   including  making  recommendations  to  the  board  of
          directors regarding any proposed charges to TIMET pursuant to an ISA;

     o to review and approve grants of stock options, stock appreciation rights and awards of restricted stock under the TIMET Stock Incentive Plan;

     o to review and recommend adoption of or revision to compensation plans and employee benefit programs except as otherwise delegated by the board of directors;

     o to review and recommend compensation policies and practices and to prepare such Compensation Committee disclosures as may be required; and

     o to review and recommend any executive employment contract, and to provide counsel on key personnel selection, organization strategies and such other matters as the board of directors may from time to time direct.

The charter of the Compensation Committee is available on the company's website at www.timet.com and to any stockholder who requests it by writing to: Titanium Metals Corporation, Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, 75240-2697, Attention: Investor Relations. The current members of the Compensation Committee are Gen. Stafford (chair) and Mr. Green. The Compensation Committee held one meeting and took action by written consent two times in 2005.

The board of directors believes that each of the members of the Compensation Committee is independent under the NYSE's director independence standards. See "Independence Criteria" below.

General. Members of the standing committees will be appointed at the next meeting of the board of directors following the annual meeting. The board of directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities. TIMET has posted the charters for each of its committees on its website at www.timet.com. The chair of TIMET's Audit Committee presides at all regularly-scheduled executive sessions of the non-management or independent members of the board of directors. Stockholders of TIMET may send communications to the board of directors according to the procedures set forth under the section "Communications with the Board of Directors" later in this proxy statement.

Corporate Governance
Since the passage of the Sarbanes-Oxley Act of 2002 and the adoption of new corporate governance standards by the NYSE, TIMET has developed and continues to evaluate new policies and procedures regarding corporate governance. TIMET's policies and practices reflect governance initiatives that are compliant with the corporate governance requirements of the NYSE and the SEC. TIMET has adopted a Code of Business Conduct and Ethics which is applicable to, among others, its principal executive officer, principal financial officer and principal
accounting  officer  or  controller.   The  Investor  Information  --  Corporate
Governance section of TIMET's website at www.timet.com includes TIMET's Corporate Governance Policies, Code of Business Conduct and Ethics applicable to all of TIMET's officers and employees, including those officers identified above, and charters for the committees of the board of directors.

TIMET did not make any contribution to a tax-exempt organization in which any director serves as an executive officer within the preceding three years in excess of the greater of (i) $1 million or (ii) two percent of such tax-exempt organization's consolidated gross revenues.

Compensation of Directors
Our directors who are not employees of TIMET are entitled to receive compensation for their services as directors. Directors who received such compensation in 2005 were Mr. Green, Dr. Hutchison, Dr. Niemi, Mr. Glenn Simmons, Mr. Harold Simmons, Mr. Watson and Mr. Zucconi.

In 2005, our nonemployee directors received an annual cash retainer of $20,000, paid in quarterly installments, plus a meeting fee of $1,000 per day for attendance at meetings in person or by telephone. Members of the Compensation Committee received an annual cash retainer of $2,000, paid in quarterly installments, and members of our Audit Committee received an annual retainer of $5,000, paid in quarterly installments. Any member of our Audit Committee whom the board identified as an "audit committee financial expert" for purposes of the annual proxy statement received an additional annual retainer of $5,000, paid in quarterly installments. We reimburse our nonemployee directors for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of the board of directors or its committees.

On the day of each annual stockholder meeting, each of our nonemployee directors receives a grant of shares of TIMET's common stock as determined by the following formula based on the average closing price of a share of TIMET's common stock in the ten days prior to the date of such meeting.

          Range of Closing Price Per                    Shares of Common
   Share 10 Days Prior to the Date of Grant            Stock to Be Granted
   ----------------------------------------            -------------------

Over $20.00                                                    500
Greater than $10 but less than $20 per share                 1,000
Greater than $5 but less than $10 per share                  1,500
Less than $5 per share                                       2,000

-------------------------------------------------------------------------------

As a result of the $39.95 per share average closing price of TIMET's common stock in the ten days prior to May 23, 2005, the date of our 2005 annual stockholder meeting, each nonemployee director elected on that date received a grant of 500 shares of TIMET's common stock (not adjusted for our subsequent stock splits).

Independence Criteria
Under rules of the NYSE, no director will be deemed to be independent unless the board of directors affirmatively determines that the director has no material relationship with TIMET, directly or as an officer, equity holder or partner of an organization that has a relationship with TIMET. The board of directors applies the rules of the NYSE and other applicable laws and regulations in making its independence determination. The board of directors considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships that a director has with TIMET. As a result of its annual review, the board of directors believes that each of Norman N. Green, Dr. Gary C. Hutchison, Dr. Albert W. Niemi, Jr., Gen. Thomas P. Stafford and Paul J. Zucconi are independent directors because none of these directors has any material relationship with TIMET of the type described in the NYSE rules or any other applicable regulations, other than serving as our directors.

                               EXECUTIVE OFFICERS

Set forth below is certain information relating to the current executive officers of TIMET. Biographical information with respect to Harold C. Simmons and Steven L. Watson is set forth under "Election of Directors" above. See also "Certain Relationships and Transactions" below.

Name                      Age      Position(s)
----                      ---      -----------

Harold C. Simmons          74      Chairman of the Board

Steven L. Watson           55      Vice Chairman of the Board and Chief Executive Officer

Christian Leonhard         60      President and Chief Operating Officer

Robert D. Graham           50      Executive Vice President

Joan H. Prusse             50      Vice President, General Counsel and Secretary

Bruce P. Inglis            52      Vice President - Finance and Corporate Controller

Christian Leonhard has served as our President since November 2005 and our Chief Operating Officer since January 2006. Mr. Leonhard served as our Chief Operating Officer - Europe from 2002 to November 2005 and as our Executive Vice President
- Operations from 2000 to 2002. Mr. Leonhard joined TIMET in 1988 as General Manager of TIMET France. He was promoted to President of TIMET Savoie in 1996 and President of European Operations in 1997.

Robert D. Graham has served as our Executive Vice President since January 2006. He has served as vice president of Valhi and Contran since 2002, and as vice president, general counsel and secretary of Kronos Worldwide and NL since 2003. From 1997 to 2002, Mr. Graham served as an executive officer, and later as executive vice president and general counsel, of Software Spectrum, Inc. From 1985 to 1997, Mr. Graham was a partner in the law firm of Locke Purnell Rain Harrell (a Professional Corporation), a predecessor to Locke Liddell & Sapp LLP.

Joan H. Prusse has served as our General Counsel since 2002, and as our Vice President and Secretary since 2000. Prior to that, she served as our Assistant General Counsel and Assistant Secretary since joining us in 1997. Ms. Prusse also served as Assistant General Counsel and Assistant Secretary of Tremont Corporation from 1997 until the Tremont Merger in 2003.

Bruce P. Inglis has served as our Vice President - Finance and Corporate Controller since 2003 and our Treasurer from 2004 until 2005. Mr. Inglis served as the European Finance Director from 1997 and the Managing Director of TIMET UK Limited from 2000, each until 2001. After leaving TIMET in 2001 and before returning to TIMET in 2003, Mr. Inglis was the U.K. Finance Director (from 2001) and Group Finance Director (from 2002) of Apollo Metals Limited, a supplier of specialty metals and supply chain integration services to the aerospace industry located in Birmingham, England.

                               SECURITY OWNERSHIP

Ownership of TIMET's Common Stock
The following table and accompanying notes set forth, as of the record date, the beneficial ownership, as defined by the regulations of the SEC, of TIMET's common stock held by (i) each person or group of persons known to TIMET to beneficially own more than 5% of the outstanding shares of any class of TIMET's securities (including TIMET's common stock), (ii) each director or nominee for director of TIMET, (iii) each other named executive officer of TIMET, (iv) certain former executive officers of TIMET and (v) all executive officers, certain former executive officers and directors and nominees for director of TIMET as a group. See notes (3), (4) and (5) following the table immediately below for information concerning individuals and entities that may be deemed to indirectly beneficially own those shares of TIMET's common stock directly beneficially owned by Tremont LLC, the CMRT, Valhi and Annette C. Simmons, the spouse of Harold C. Simmons. All information has been taken from or is based upon ownership filings made by such persons with the SEC or upon information provided by such persons to TIMET.

Ownership of TIMET's Common Stock

                                                                          TIMET Common Stock
                                                                  ------------------------------------
                                                                  Amount and Nature
                                                                          of
                                                                      Beneficial          Percent of
Name of Beneficial Owner                                             Ownership (1)         Class (2)
------------------------                                          -------------------    -------------


Greater than 5% Stockholders
    Harold C. Simmons (3)                                             48,613,206               56.4%
    Steven L. Watson (3) (4)                                          35,857,840               47.5%
    Glenn R. Simmons (3)(5)                                           35,806,840               47.4%
    FMR Corp. (6)                                                      9,657,734               15.0%


Other Directors and Nominees
    Keith R. Coogan                                                          -0-                 ---
    Norman N. Green                                                      158,000                 ---
    Dr. Gary C. Hutchison                                                 12,000                 ---
    Dr. Albert W. Niemi, Jr.                                              22,000                 ---
    Gen. Thomas P. Stafford                                                  -0-                 ---
    Paul J. Zucconi (7)                                                   34,000                 ---

Other Executive Officers
    Christian Leonhard (8)                                                12,000                 ---
    Joan H. Prusse (9)                                                    25,000                 ---
    Bruce P. Inglis (10)                                                  10,000                 ---

Former Executive Officers
    J. Landis Martin                                                      54,000                 ---
    Robert E. Musgraves (11)                                             233,500                 ---
All Directors and Nominees, Executive Officers and Former
Executive Officers of TIMET as a group (14 persons)                   49,268,706               57.0%
(3)(4)(5)(7)(8)(9)(10)(11)(12)
------------

(1)  All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%. For purposes of calculating individual and group percentages, the number of shares treated as outstanding for each individual includes stock options exercisable by such individual (or all individuals included in the group) within 60 days of the record date and shares each individual may acquire by conversion of convertible securities.

(3) The ownership of TIMET's common stock shown for Harold C. Simmons consists of the following:

                                                                              Number of            Percent of
                            Name of Beneficial Owner                           Shares                 Class
                            ------------------------                           ------                 -----
                Tremont LLC                                                   25,237,000                33.5%
                Annette C. Simmons                                            10,894,666                12.7%
                The Combined Master Retirement Trust                           7,689,840                10.2%
                Valhi, Inc.                                                    2,858,000                 3.8%
                Harold C. Simmons                                              1,933,700                 2.6%
                                                                               ---------
                                                                              48,613,206                56.4%

     Annette C. Simmons (the spouse of Harold C. Simmons) and Valhi directly hold 1,600,000 and 14,700 shares of the Series A Preferred Stock, respectively, which are convertible into 10,666,666 and 98,000 shares, respectively, of TIMET's common stock. Mr. Simmons may be deemed to share indirect beneficial ownership of the shares of Series A Preferred Stock that Ms. Simmons and Valhi directly hold. Mr. Simmons disclaims all such beneficial ownership. The percentage ownership of TIMET's common stock shown for Mr. Simmons assumes the full conversion of only the shares of Series A Preferred Stock held by Ms. Simmons and Valhi. The percentage ownership of TIMET's common stock of Ms. Simmons assumes the full conversion of only the shares of Series A Preferred Stock held by Ms. Simmons. The percentage ownership of TIMET's common stock shown for Valhi assumes the full conversion of only the shares of Series A Preferred Stock held by Valhi. The shares of Series A Preferred Stock are not entitled to vote on matters submitted to the holders of TIMET's common stock prior to the conversion of shares of Series A Preferred Stock into shares of TIMET's common stock.

     Valhi holds 100% of the membership interests of Tremont LLC. VHC, the Foundation, the CDCT No. 2 and the CMRT are the direct holders of approximately 91.6%, 0.9%, 0.4% and 0.1%, respectively, of the outstanding common stock of Valhi. VGI, National and Contran are the direct holders of 87.4%, 10.3% and 2.3%, respectively, of the outstanding common stock of VHC. NOA, National and Dixie Holding are the direct holders of approximately  73.3%,  11.4% and 15.3%,  respectively,  of the  outstanding common stock of VGI. Contran and NOA are the direct holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest are the direct holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice is the direct holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of 100% of the outstanding common stock of Dixie Rice and approximately 88.9% of the outstanding common stock of Southwest.

     Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold
     C. Simmons, of which Mr. Simmons is the sole trustee, or held by Mr. Simmons or persons or other entities related to Mr. Simmons. As sole trustee of these trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by these trusts. Mr. Simmons, however, disclaims beneficial ownership of any Contran shares these trusts hold.

     The Foundation directly holds approximately 0.9% of the outstanding shares of Valhi's common stock. This foundation is a tax-exempt foundation organized for charitable purposes. Harold C. Simmons is the chairman of the board of this foundation.

     The CDCT No. 2 directly holds approximately 0.4% of the outstanding shares of Valhi's common stock. U.S. Bank National Association serves as the trustee of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran must satisfy the balance of such obligations. Pursuant to the terms of the CDCT No. 2, Contran retains the power to vote the shares held by the CDCT No. 2, retains dispositive power over such shares and may be deemed the indirect beneficial owner of such shares.

     The CMRT directly holds approximately 10.2% of the outstanding shares of TIMET's common stock and 0.1% of the outstanding shares of Valhi's common stock. Contran sponsors this trust to permit the collective investment by master trusts that maintain assets of certain employee benefit plans Contran and related entities adopt. Harold C. Simmons is the sole trustee of this trust and a member of the trust investment committee for this trust. Contran's board of directors selects the trustee and members of this trust's investment committee. Certain of our executive officers are participants in one or more of the employee benefit plans that invest through this trust. Each of such persons disclaims beneficial ownership of any of the shares this trust holds, except to the extent of his or her individual vested beneficial interest, if any, in the assets this trust holds.

     Harold C. Simmons is the chairman of the board of each of Valhi, Tremont LLC, VHC, VGI, National, NOA, Dixie Holding, Dixie Rice, Southwest and Contran.

     By virtue of the holding of the offices, the stock ownership and his services as trustee, all as described above, (a) Harold C. Simmons may be deemed to control certain of such entities and (b) Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of shares directly held by certain of such other entities. However, Mr. Simmons disclaims beneficial ownership of the shares beneficially owned, directly or indirectly, by any of such entities, except to the extent of his vested beneficial interest, if any, in shares held by the CMRT and his interest as a beneficiary of the CDCT No. 2. Mr. Harold Simmons disclaims beneficial ownership of all shares of Valhi's common stock beneficially owned, directly or indirectly, by VGI, National, Contran, the Foundation, the CMRT or NL or its subsidiaries.

     All of the directors or executive officers who are also directors, trustees or executive officers of Tremont LLC, Valhi or the CMRT or their parent companies disclaim beneficial ownership of the shares of TIMET's common stock or Valhi's common stock that such entities directly hold.

     Annette C. Simmons is the wife of Harold C. Simmons. She is the direct owner of 228,000 shares of TIMET's common stock. Mr. Simmons may be deemed to share indirect beneficial ownership of such shares. Mr. Simmons disclaims all such beneficial ownership.

     A trust, of which Harold C. Simmons and Annette C. Simmons are trustees and the beneficiaries are the grandchildren of Ms. Simmons, is the direct holder of 36,500 shares of Valhi's common stock. Mr. Simmons, as co-trustee of this trust, has the power to vote and direct the disposition of the shares this trust directly holds. Mr. Simmons disclaims beneficial ownership of any shares that the trust holds.

     The business address of Tremont LLC, Valhi, VGI, National, NOA, Dixie Holding, Contran, the CMRT, the Foundation and Harold C. Simmons and his spouse is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana 70542. The business address of Southwest is 402 Canal Street, Houma, Louisiana 70360.

(4) The shares of TIMET's common stock shown as beneficially owned by Steven L. Watson include (i) 30,000 shares that Mr. Watson may acquire upon the exercise of stock options within 60 days of the record date under the Director Compensation Plan, (ii) 25,237,000 shares directly held by Tremont LLC, (iii) 2,858,000 shares directly held by Valhi (which figure includes 98,000 shares that represent the conversion of the 14,700 shares of Series A Preferred Stock directly held by Valhi) and (iv) 7,689,840 shares of TIMET's common stock directly held by the CMRT. Mr. Watson disclaims beneficial ownership of the shares of TIMET's common stock or Series A Preferred Stock directly held by Tremont LLC, Valhi and the CMRT. The business address of Mr. Watson is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

(5) The shares of TIMET's common stock shown as beneficially owned by Glenn R. Simmons include (i) 25,237,000 shares directly held by Tremont LLC, (ii) 2,858,000 shares directly held by Valhi (which figure includes 98,000 shares that represent the conversion of the 14,700 shares of Series A Preferred Stock directly held by Valhi) and (iii) 7,689,840 shares of TIMET's common stock directly held by the CMRT. Mr. Simmons disclaims beneficial ownership of the shares of TIMET's common stock or Series A Preferred Stock directly held by Tremont LLC, Valhi and the CMRT. The business address of Mr. Simmons is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

(6) As reported in Amendment No. 1 to the Statement on Schedule 13G filed with the SEC dated February 14, 2006. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(7) The shares of TIMET's common stock shown as beneficially owned by Paul J. Zucconi include (i) 10,000 shares that Mr. Zucconi may acquire upon the exercise of stock options within 60 days of the record date under the Director Compensation Plan and (ii) 21,000 shares held by a charitable remainder trust of which Mr. Zucconi is a trustee and of which Mr. Zucconi and his wife are beneficiaries. Mr. Zucconi disclaims beneficial ownership of the shares held by the trust except to the extent of his and his wife's pecuniary interests therein.

(8) The shares of TIMET's common stock shown as beneficially owned by Christian Leonhard include 12,000 shares that Mr. Leonhard may acquire upon the exercise of stock options within 60 days of the record date under the TIMET Stock Incentive Plan.

(9) The shares of TIMET's common stock shown as beneficially owned by Joan H. Prusse include 6,000 shares that Ms. Prusse may acquire upon the exercise of stock options within 60 days of the record date under the TIMET Stock Incentive Plan.

(10) The shares of TIMET's common stock shown as beneficially owned by Bruce P. Inglis are held by Mr. Inglis and his wife as joint tenants.

(11) The shares of TIMET's common stock shown as beneficially owned by Robert E. Musgraves include 133,200 shares that Mr. Musgraves may acquire upon the exercise of stock options within 60 days of the record date under the TIMET Stock Incentive Plan.

(12) The shares of TIMET's common stock shown as beneficially owned by "All Directors and Nominees, Executive Officers and Former Executive Officers of TIMET as a group" include (i) 191,200 shares that members of this group may acquire by the exercise of stock options within 60 days of the record date under the TIMET Stock Incentive Plan or the TIMET Director Compensation Plan and (ii) 10,764,666 shares that members of this group have the right to acquire upon the conversion of shares of Series A Preferred Stock.

TIMET understands that Tremont LLC, Valhi and related persons or entities may consider acquiring or disposing of shares of TIMET's common stock or shares of Series A Preferred Stock through open-market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of TIMET's common stock or the Series A Preferred Stock in the market, an assessment of the business of and prospects for TIMET, financial and stock market conditions and other factors. TIMET may similarly consider such acquisitions of shares of TIMET's common stock or the Series A Preferred Stock and acquisition or disposition of securities issued by related or unrelated parties. TIMET does not, and understands that Tremont LLC also does not, presently intend to engage in any transaction or series of transactions that would result in TIMET's common stock becoming eligible for termination of registration under the Securities Exchange Act or ceasing to be traded on a national securities exchange.

Ownership of Series A Preferred Stock and BUCS
Based upon the 3,909,103 BUCS tendered and accepted for exchange as of the close of TIMET's exchange offer on August 31, 2004, TIMET issued 3,909,103 shares of Series A Preferred Stock in exchange for the tendered BUCS. As of the record date, a total of 1,463,380 shares of Series A Preferred Stock have been surrendered for conversion into approximately 9,755,866 shares of TIMET's common stock (adjusted for stock splits). The outstanding 2,445,723 shares of Series A Preferred Stock are convertible, at the option of the holders thereof, into an aggregate of approximately 16,304,820 shares of TIMET's common stock at a conversion rate of six and two-thirds shares of TIMET's common stock for each share of Series A Preferred Stock. The Series A Preferred Stock was issued in a registered offering, and is a publicly traded security under the ticker symbol "TIELP.PK." Other than as set forth under notes (3), (4) and (5), to the table under the heading "Ownership of TIMET's Common Stock" above, no director, nominee for director or current and former executive officer of TIMET is known to hold any shares of Series A Preferred Stock.

On March 3, 2006, the Company called all of the outstanding BUCS for redemption on March 24, 2006. All BUCS not previously converted ceased to be outstanding on the March 24th redemption date. The redemption price equaled 100.6625% of the $50.00 liquidation amount per BUCS, or $50.3313, plus accrued distributions to the March 24th redemption date on the BUCS of $0.2116 per BUCS.

Ownership of Valhi's Common Stock
By virtue of the share ownership described above, for purposes of the SEC's regulations, Valhi may be deemed to be the parent of TIMET. The following table and accompanying notes set forth the beneficial ownership, as of the record date, of Valhi's common stock ($.01 par value per share) held by (i) each director or nominee for director of TIMET, (ii) each other named executive officer of TIMET, (iii) certain former executive officers of TIMET and (iv) all executive officers, certain former executive officers and all directors and nominees for director of TIMET as a group. All information has been taken from or is based upon, ownership filings made by such persons with the SEC or upon information provided by such persons to TIMET.

Ownership of Valhi's Common Stock

                                                                      Valhi Common Stock
                                                        ---------------------------------------------
                                                               Amount and Nature
                                                                       of                Percent of
    Name of Beneficial Owner                               Beneficial Ownership (1)       Class (2)
    ------------------------                            ------------------------------ --------------

    Directors and Nominees
      Harold C. Simmons (3)                                          107,742,946            93.1%
      Steven L. Watson (4)                                           107,776,909            93.0%
      Glenn R. Simmons (5)                                           106,665,410            92.1%
      Keith R. Coogan                                                        -0-             ---
      Norman N. Green                                                        -0-             ---
      Dr. Gary C. Hutchison                                                  -0-             ---
      Dr. Albert W. Niemi, Jr.                                               -0-             ---
      Gen. Thomas P. Stafford                                                -0-             ---
      Paul J. Zucconi                                                        -0-             ---

    Other Executive Officers
      Christian Leonhard                                                     -0-             ---
      Joan H. Prusse                                                         -0-
      Bruce P. Inglis                                                        -0-             ---

    Former Executive Officers
     J. Landis Martin                                                        100             ---
    Robert E. Musgraves                                                      -0-             ---

    All Directors and Nominees, Executive Officers
    and Former Executive Officers of TIMET as a group
    (14 persons) (3)(4)(5)                                           107,872,539            93.1%
-------------

(1)  All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%. For purposes of calculating individual and group percentages, the number of shares treated as outstanding for each individual includes stock options exercisable by such individual (or all individuals included in the group) within 60 days of the record date.

(3) The ownership of Valhi's common stock shown for Harold C. Simmons consists of the following:

                                                                                                   Percent of
                           Name of Beneficial Owner                     Number of Shares              Class
                           ------------------------                     --------- ------              -----
              Harold C. Simmons                                                   3,383                   ---
              Valhi Holding Company                                         106,098,763                 91.6%
              The Harold Simmons Foundation, Inc.                             1,006,500                   ---
              CDCT No. 2                                                        439,400                   ---
              The Combined Master Retirement Trust                              115,000                   ---
              Annette C. Simmons                                                 43,400                   ---
              Annette Simmons Grandchildren's Trust                              36,500                   ---
                                                                                 ------
                                                                            107,742,946                 93.1%

     For information concerning individuals and entities that may be deemed to indirectly beneficially own those shares of Valhi common stock directly held by VHC, the Foundation, the CDCT No. 2 and the CMRT, see note (3) to the table under heading "Ownership of TIMET's Common Stock" above.

     Mr. Simmons disclaims beneficial ownership of all of these shares except for those shares directly held by him.

(4) The shares of Valhi's common stock shown as beneficially owned by Steven L. Watson include (i) 100,000 shares that Mr. Watson may acquire upon the exercise of stock options within 60 days of the record date under stock option plans adopted by Valhi, (ii) 2,035 shares held in an individual retirement account for Mr. Watson and (iii) 106,098,763 shares directly held by VHC, 1,006,500 shares directly held by the Foundation, 439,400 shares directly held by CDCT No. 2 and 115,000 shares directly held by the CMRT. Mr. Watson disclaims beneficial ownership of the shares of Valhi common stock directly held by VHC, the Foundation, CDCT No. 2 and the CMRT.

(5) The shares of Valhi's common stock shown as beneficially owned by Glenn R. Simmons include (i) 800 shares held in an individual retirement account for Mr. Simmons' spouse and (ii) 106,098,763 shares directly held by VHC, 439,400 shares directly held by CDCT No. 2 and 115,000 shares directly held by the CMRT. Mr. Simmons disclaims beneficial ownership of the shares of Valhi common stock held in his spouse's retirement account and the shares of Valhi common stock directly held by VHC, CDCT No. 2 and the CMRT.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation of Executive Officers The following table and accompanying notes set forth certain information regarding the compensation earned, paid or accrued by TIMET to (i) TIMET's Chief Executive Officer, (ii) TIMET's other executive officers serving as executive officers at the end of the last completed fiscal year and (iii) TIMET's former chief executive officer, in each case for services rendered during each of the fiscal years 2003, 2004 and 2005 (regardless of the year in which actually paid).

                        SUMMARY COMPENSATION TABLE (1)(2)

                                                       Annual Compensation
                                                       -------------------
                                                                          Other Annual
                                                                          Compensation        All Other
Name and Principal Position        Year   Salary ($)(3)   Bonus($)(4)         ($)        Compensation ($) (5)
---------------------------        ----   -------------   -----------         ----       --------------------

Executive Officers
Harold C. Simmons                  2005   1,023,000(6)        -0-          $19,975(7)            -0-
Chairman of the Board              2004   1,007,000(6)        -0-             -0-                -0-
                                   2003       n/a             n/a             n/a                n/a

Christian Leonhard                 2005     387,450         410,697           -0-              25,097(8)
President and Chief Operating      2004     301,087         266,910           -0-              25,153(8)
Officer                            2003     250,446           -0-             -0-              77,115(8)

Joan H. Prusse                     2005     230,000         149,125           -0-              20,851
Vice President, General Counsel    2004     200,000          82,000           -0-              16,859
and Secretary                      2003     194,014        25,000(9)          -0-               7,488

Bruce P. Inglis                    2005     225,000         145,875           -0-              22,019
Vice President - Finance and       2004     195,000          79,950           -0-              22,822(8)
Corporate Controller               2003     127,500           -0-             -0-              60,832(8)

Former Executive Officers(10)
J. Landis Martin                   2005     577,115           -0-             -0-              29,539
Chairman of the Board,             2004     308,654         430,000           -0-              32,974
President and Chief Executive      2003     250,000           -0-             -0-              20,905
Officer

Robert E. Musgraves                2005     300,000         316,981           -0-              27,535
President and Chief Operating      2004     230,865         205,000           -0-              23,525
Officer-North America              2003     225,000          80,000(11)       -0-              14,563


--------------

(1) Columns required by the regulations of the SEC that would contain no entries have been omitted.

(2) J. Landis Martin and Robert E. Musgraves also served as executive officers of Tremont Corporation for a portion of 2003 prior to the Tremont Merger. Joan H. Prusse also served as an officer of Tremont Corporation in 2003 prior to the Tremont Merger and has continued to provide services to Tremont LLC since the Tremont Merger pursuant to ISAs. The amounts shown as salary and bonus for Mr. Martin, Mr. Musgraves and Ms. Prusse represent the full amount paid by TIMET for services rendered by such persons on behalf of both TIMET and, as applicable, Tremont Corporation or Tremont LLC during 2005, 2004 and 2003. Pursuant to an ISA, Tremont Corporation or Tremont LLC was obligated to reimburse TIMET for a portion of the TIMET salary and regular bonus of each of Mr. Martin, Mr. Musgraves and Ms. Prusse (a prorated portion of 10% for 2003 for service prior to the Tremont Merger for each of Mr. Martin and Mr. Musgraves; and approximately 10% for 2005 and approximately 20% in each of 2004 and 2003 for Ms. Prusse), and a proportionate share of applicable estimated fringe benefits and overhead expense for each, as follows:

         Year           Martin       Musgraves        Prusse
         ----           ------       ---------        ------
         2005                -0-            -0-         $47,012
         2004                -0-            -0-         $69,936
         2003             $7,500         $9,150         $48,115

(3) Effective January 1, 2003, Mr. Martin, Mr. Leonhard and Mr. Musgraves voluntarily reduced their salaries (from $500,000 to $250,000 for Mr. Martin and from $250,000 to $225,000 for Mr. Leonhard and Mr. Musgraves). Following his relocation to Europe in July 2003, Mr. Leonhard was paid in euros at a rate of (euro)236,250 per year. In February 2004, the Compensation Committee voted to restore these salaries to their pre-reduction levels after TIMET had reported positive quarterly net income for two consecutive quarters commencing in 2004. Accordingly, the salaries of Mr. Martin, Mr. Leonhard and Mr. Musgraves were restored to $500,000,
     (euro)262,500 and $250,000, respectively, effective October 1, 2004 after TIMET had reported positive quarterly net income for the second and third quarters of 2004. The amount included as salary for Mr. Leonhard that was paid in euros was converted to dollars for purposes of this table at an exchange rate of (i) (euro)1 = $1.17 for 2003 (the average exchange rate for the period of 2003 during which Mr. Leonhard was paid in euros), (ii)
     (euro)1  = $1.24 for 2004 (the  average  exchange  rate for 2004) and (iii)
     (euro)1 = $1.23 for 2005 (the average exchange rate for 2005).

(4) Under the Profit Sharing Plan, Mr. Leonhard, Mr. Musgraves, Ms. Prusse and Mr. Inglis are entitled to receive annual awards based upon pre-set operating income goals of the board of directors in a given year and on the assessed performance of the individual during the year. Mr. Leonhard, Mr. Musgraves, Ms. Prusse and Mr. Inglis received awards under the Profit Sharing Plan of $410,697, $316,981, $149,125 and $145,875, respectively, for service in 2005. Under TIMET's prior variable incentive compensation plan, Mr. Leonhard, Mr. Musgraves, Ms. Prusse and Mr. Inglis were entitled to receive annual awards based upon TIMET's return on equity and the assessed performance of the individual. In 2004, Mr. Leonhard, Mr. Musgraves, Ms. Prusse and Mr. Inglis received awards under the previous plan of $234,360, $180,000, $62,000 and $60,450, respectively, for service in 2004 and special bonus awards of $32,550,  $25,000, $20,000 and $19,500, respectively, under a special one-time incentive program tied to achieving a significant improvement over annual operating plan income in 2004 that affected approximately 125 senior level employees who were subject to a salary freeze during 2003-2004. In 2003, Mr. Leonhard and Mr. Musgraves were each eligible to receive individual performance awards under such previous plan. However, each elected to forego such award because of the existence of the salary freeze applicable to senior-level salaried employees and the unavailability of incentive compensation for such employees.

     Mr. Martin was not eligible for an award under the Profit Sharing Plan for 2005 because of his retirement effective November 15, 2005. In 2003 and 2004, in lieu of participating in any of the incentive programs discussed above, Mr. Martin participated in TIMET's Senior Executive Cash Incentive Plan which provides for payments based solely upon TIMET's financial performance. No payments were made under this plan to Mr. Martin during 2003. Mr. Martin received an award of $380,000 for 2004 service under this plan based upon TIMET's return on equity of 15.2%. Mr. Martin also received a special bonus award of $50,000 for 2004 service under the special 2004 incentive program discussed above.

(5) Except as otherwise indicated in note (8) below, "All Other Compensation" amounts represent (i) matching contributions made or accrued by TIMET pursuant to the savings feature of TIMET's Retirement Savings Plan
     (suspended from April 2003 to April 2004), (ii) retirement contributions made or accrued by TIMET pursuant to the Retirement Savings Plan, (iii) life insurance premiums paid by TIMET and (iv) long-term disability insurance premiums paid by TIMET, as follows:

                                Year        Martin    Leonhard   Musgraves       Prusse      Inglis
                                ----        ------    --------   ----------      ------      ------

              Savings           2005        11,146         -0-      12,600       12,600      12,392
              Match ($)         2004         9,540         -0-       9,540        9,307       9,075
                                2003           462         -0-         462          372         -0-

              Retirement        2005        10,700         -0-       7,770        6,300       6,300
              Contribution      2004        15,741         -0-       7,585        6,000       5,850
              ($)               2003        12,750         -0-       7,400        5,820       3,825

              Life              2005           -0-       5,745       2,064        1,339       2,715
              Insurance ($)     2004           -0-       5,644       1,299          940       2,382
                                2003           -0-       2,124       1,600          684       1,238

              Long-Term         2005         7,693         -0-       5,101          612         612
              Disability        2004         7,693         -0-       5,101          612         612
              Insurance ($)     2003         7,693       4,733       5,101          612         459

     Under the terms of the TIMET universal life insurance plan, Mr. Musgraves, Mr. Inglis and Ms. Prusse are entitled to the cash surrender value of their individual policies. As of the record date, the cash surrender value was $6,898 under Mr. Musgraves' policy and $3,719 under Ms. Prusse's policy. Mr. Inglis has yet to accrue any cash surrender value under his policy. Mr. Leonhard's policy has no cash surrender value.

(6) For all of 2004 and 2005, Harold C. Simmons was an employee of Contran. Mr. Simmons became Vice Chairman of the Board of TIMET effective August 31, 2004, Chairman of the Board effective November 15, 2005, served as Chief Executive Officer from November 15, 2005 to January 30, 2006, and provides executive officer services to TIMET pursuant to the ISA between Contran, Tremont LLC and TIMET. The amount shown in the "Salary" column for Mr. Simmons consists of (i) $1,000,000 in fees for each of 2005 and 2004 that TIMET paid to Contran pursuant to the Contran ISA related to the services Mr. Simmons rendered to TIMET in such years and (ii) $23,000 in fees for 2005 and $7,000 in fees for 2004 TIMET paid to Mr. Simmons for his services as a director in such years.

(7) Pursuant to the Director Compensation Plan, Harold C. Simmons received a grant of 500 shares of TIMET's common stock (not adjusting for our subsequent stock splits) in 2005. The shares had an aggregate value of $19,975 at the time of grant as reflected in the amount shown as "Other Annual Compensation" above.

(8) The amounts shown as "All Other Compensation" for Mr. Leonhard include $19,352 in 2005, $19,509 in 2004 and $70,258 in 2003 paid to or on behalf of Mr. Leonhard in connection with his foreign assignments (including housing and car allowance, tax equalization payments, relocation costs and income taxes with respect to certain of such payments). The amounts shown as "All Other Compensation" for Mr. Inglis include $4,903 in 2004 and $55,310 in 2003 paid to or on behalf of Mr. Inglis for relocation costs and tax return preparation services.

(9) In 2001, TIMET's board of directors awarded Ms. Prusse a bonus in recognition of her special efforts in achieving a favorable settlement of certain significant litigation on behalf of TIMET. A portion of this bonus was paid in 2001 at the time of the award. The balance was earned and payable in two equal installments in 2002 and 2003, subject to Ms. Prusse's continued employment with TIMET. The amounts shown in the "Bonus" column for Ms. Prusse for 2003 reflect the third installment of her 2001 bonus award paid in 2003.

(10) Mr. Martin retired from his position as Chairman of the Board, President and Chief Executive Officer effective November 15, 2005. Mr. Musgraves served as President and Chief Operating Officer - North America until February 28, 2006.

(11) Mr. Musgraves was awarded a bonus in recognition of his special efforts in achieving a favorable settlement of certain significant litigation on behalf of TIMET. A portion of this bonus was paid in 2001 at the time of the award. The balance was earned and payable in two equal installments in 2002 and 2003, subject to Mr. Musgraves' continued employment with TIMET. One such installment of $80,000 was earned in May 2003. However, Mr. Musgraves elected to defer payment of the final installment of $80,000 (without interest) owing to TIMET's financial circumstances at that time. Under SEC rules, this earned amount is required to be shown in the "Bonus" column for 2003 even though not paid at that time. TIMET paid the final installment of $80,000 in the fourth quarter of 2004.

Stock Option/SAR Grants in Last Fiscal Year
No stock options or stock appreciation rights (or "SARs") were granted under the TIMET Stock Incentive Plan in 2005.

Stock Option Exercises and Holdings
The following table and accompanying notes provide information, with respect to the named executive officers of TIMET, concerning the exercise of TIMET stock options during the last fiscal year and the value of unexercised TIMET stock options held as of December 31, 2005. No SARs have been granted under the TIMET Stock Incentive Plan.

Aggregated Option Exercises in 2005 and 12/31/05 Option Values


                                                                        Number of Securities    Value of Unexercised
                                                                             Underlying             In-the-Money
                                                                        Unexercised Options          Options at
                                                                          at 12/31/05 (#)           12/31/05 ($)
                                     Shares Acquired      Value             Exercisable/            Exercisable/
  Name                               on Exercise (#)    Realized ($)        Unexercisable           Unexercisable
  ----                               ---------------    ------------        -------------           -------------

  Harold C. Simmons                        -0-            -0-                 -0-/-0-                -0-/-0-
  Christian Leonhard                     41,600         315,186              12,000/-0-            176,685/-0-
  Joan H. Prusse                          8,000          98,400              6,000/-0-             101,842/-0-
  Bruce P. Inglis                          -0-            -0-                 -0-/-0-                -0-/-0-

  Former Executive Officers
  J. Landis Martin                      722,000       6,617,465              378,000/-0-           6,268,702/-0-
  Robert E. Musgraves                     -0-             -0-                133,200/-0-           2,816,638/-0-



Severance Arrangements and Employment Agreements
In 1999, TIMET adopted a policy generally in accordance with which TIMET provided benefits to Mr. Musgraves commencing in February 2006 and that remains applicable to certain executive officers. This policy provides that the following payments will be made in the event the executive officer's employment is terminated by TIMET without cause (as defined in the policy) or such individual terminates his employment with TIMET for good reason (as defined in the policy): (i) one times such individual's annual TIMET base salary paid in the form of salary continuation, (ii) prorated bonus for the year of termination and (iii) certain other benefits.

Mr. Leonhard may be eligible for benefits under a statutory French indemnity program, pursuant to which he would receive (at his option and in lieu of any benefits under the foregoing executive severance policy) a severance payment equal to one year's salary payable by TIMET Savoie (in addition to any unemployment benefits he might be entitled to receive under the French governmental program).

Mr. Leonhard is party to an Amendment to Employment Contract executed as of November 25, 2003 and amended effective January 1, 2005 with TIMET and its affiliate TIMET Savoie. Under this Contract Mr. Leonhard is seconded or assigned by TIMET Savoie to TIMET in the capacity of Director of European Operations and performs duties commensurate with that position. This Contract provided that Mr. Leonhard's annual gross salary was payable at a rate of (euro)236,250 (which was increased by the Compensation Committee to (euro)262,500 per year effective October 1, 2004 after TIMET had reported positive quarterly net income for the second and third quarters of 2004) and provides for certain other benefits customary for executives of his position. Effective January 1, 2005, this annual gross salary rate was increased to (euro)315,000.

Equity Compensation Plan Information
The following table provides information, as of December 31, 2005, with respect to compensation plans and arrangements under which equity securities of TIMET are authorized for issuance. All of TIMET's current equity compensation plans have been approved by TIMET's common stockholders.

                                    Column (A)                 Column (B)                  Column (C)
                                    ----------                 ----------                  ----------
                                                                                      Number of securities
                                                                                     remaining available for
                                 Number of Securities                                 future issuance under
                                  to be issued upon          Weighted-average          equity compensation
                                     exercise of            exercise price of             plans (excluding
                                 outstanding options,       outstanding options,       securities reflected in
     Plan Category               warrants, and rights       warrants and rights             Column (A))
     -------------               --------------------       -------------------             -----------

Equity compensation plans
approved by security
holders                              1,038,360                   $12.20                     3,683,000

Equity compensation plans
not approved by security
holders                                - - -                      - - -                       - - -

           Total                     1,038,360                   $12.20                     3,683,000

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The information contained in this report shall not be deemed "soliciting material" or "filed" with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act, except to the extent TIMET specifically requests that the material be treated as soliciting material or specifically incorporates this report by reference into a document filed under the Securities Act or the Securities Exchange Act.

The Compensation Committee of TIMET's board of directors presents the following report on executive compensation.

The Compensation Committee is composed of directors who are neither officers nor employees of TIMET, its subsidiaries or affiliates and who are not eligible to participate in any of the employee benefit plans administered by it. The Compensation Committee reviews and recommends compensation policies and is responsible for approving all compensation paid directly by TIMET to the company's executive officers other than compensation matters involving the Chief Executive Officer (or the "CEO"). For 2005, any action regarding compensation matters involving Mr. Martin, our former CEO, was reviewed and approved by the board of directors after recommendation by the Compensation Committee.

Compensation Program Objectives
The Compensation Committee believes that TIMET's primary goal is to increase stockholder value, as measured by dividends paid on, and appreciation in the value of, its equity securities. It is the Compensation Committee's policy that compensation programs be designed to attract, retain, motivate and reward employees, including executive officers, who can lead TIMET in accomplishing this goal. It is also the Compensation Committee's policy that compensation programs tie a large component of cash compensation to the company's financial results, creating a performance-oriented environment that rewards employees for achieving pre-set financial performance levels and increasing stockholder value, thereby contributing to the long-term success of TIMET.

During 2005, the company's compensation program with respect to its executive officers, including the CEO, consisted of two primary components: base salary and variable compensation based upon TIMET's and, in certain cases, an individual's performance.

Base Salaries of Executive Officers other than Chief Executive Officer
The Compensation Committee, in consultation with the CEO, reviews base salaries for the executive officers other than the CEO generally no more frequently than annually. The CEO's recommendation and the Compensation Committee's actions regarding base salaries are generally based primarily upon a subjective
evaluation   of  past  and   potential   future   individual   performance   and
contributions, changes in individual responsibilities, and alternative opportunities that might be available to the executives in question, as well as compensation data from companies employing executives in positions similar to those whose salaries were being reviewed, as well as market conditions for executives in general with similar skills, background and performance, both inside and outside of the metals industry (including companies contained in the peer group index plotted on the Performance Graph following this report), and other companies with similar financial and business characteristics as TIMET or where the executive in question has similar responsibilities. Based upon the condition of the business and the outlook in 2003, Mr. Leonhard and Mr. Musgraves, the Company's two Chief Operating Officers at that time, voluntarily agreed to reduce their salaries from $250,000 to $225,000 beginning in 2003. Mr. Leonhard's annual compensation rate was modified from $225,000 to (euro)236,250 upon his return to Europe in mid-2003. The salaries of Mr. Leonhard and Mr. Musgraves were restored to (euro)262,500 and $250,000, respectively, effective

October 1, 2004 after the Company had reported positive quarterly net income for the second and third quarters of 2004, and were increased to (euro)315,000 and $300,000, respectively, effective January 1, 2005. The base salaries of Ms. Prusse and Mr. Inglis were frozen during 2003-2004 based upon conditions of the business and outlook at that time and were increased to $230,000 and $225,000, respectively, effective January 1, 2005.

Base Salary of Chief Executive Officer
Mr. Martin served as Chief Executive Officer until his retirement effective November 15, 2005. Based upon the condition of the business and the outlook at that time, Mr. Martin voluntarily reduced his salary from $500,000 to $250,000 beginning in 2003. Mr. Martin's salary was restored to $500,000 effective October 1, 2004 after the Company had reported positive quarterly net income for the second and third quarters of 2004 and was increased to $650,000 effective January 1, 2005.

Effective November 15, 2005, Mr. Simmons was appointed Chief Executive Officer. The amount shown in the "Salary" column in the Summary Compensation Table for Mr. Simmons includes both amounts paid to him by TIMET for his service as a director and an allocated portion of the total fee paid by TIMET to Contran under the Contran ISA for provision of services to TIMET. In 2005, the Contran ISA was approved by the independent members of TIMET's board of directors.

Profit Sharing Plan
Awards under TIMET's employee Profit Sharing Plan represent a significant portion of the potential annual cash compensation to employees of TIMET and are based on the financial performance of TIMET and on individual performance. Mr. Leonhard, Mr. Musgraves, Mr. Inglis and Ms. Prusse were eligible to receive benefits under the Profit Sharing Plan for 2005.

The component of the potential awards under the Profit Sharing Plan that is based on the financial performance of TIMET depends upon TIMET's achieving certain pre-set operating income goals, which TIMET believes should increase stockholder value over time if they are met. Performance levels are tied to the company's corporate-wide operating income as follows (capitalized terms in the chart below are defined in the Profit Sharing Plan, a copy of which was attached as Appendix A to the 2005 annual proxy statement of TIMET):

     Actual Operating Income in Plan Year                       Award (as percentage of Eligible Earnings)
     ------------------------------------                       ------------------------------------------

     Less than Minimum Operating Income Level        No award

     Equal to or greater than Minimum Operating      Fully  pro-rated  percentage  (rounded to the nearest 1/10th of a
     Income Level but less than Maximum              percent) between Eligible  Employee's  Minimum Payout  Percentage
     Operating Income Level                          and Maximum Payout Percentage based upon (i) the Company's actual
                                                     Operating  Income  performance  between Minimum  Operating Income
                                                     Level and Maximum  Operating  Income Level and (ii) each Eligible
                                                     Employee's individual performance rating

     Equal to or greater  than Maximum  Operating    Based upon each Eligible  Employee's  (i) Maximum payout Percentage
     Income Level                                    and    (ii)    individual performance rating

In 2005, TIMET's Minimum Operating Income Level was $26.8 million and its Maximum Operating Income Level was $120.7 million. TIMET's reported operating income for 2005 was $171.1 million resulting in a payout based upon each eligible executive officer's Maximum Payout Percentage and the individual performance rating of each.

Mr. Leonhard, Mr. Musgraves, Ms. Prusse and Mr. Inglis received awards under the Profit Sharing Plan of $410,697, $316,981, $149,125 and $145,875, respectively, for service in 2005 (reflected in the Summary Compensation Table). Mr. Martin was not eligible for an award under the Profit Sharing Plan for 2005 because of his retirement effective November 15, 2005.

Mr. Simmons is not eligible for an award under the Profit Sharing Plan. Apart from the foregoing plans, the Compensation Committee or the board may from time to time award such other bonuses as the Compensation Committee or board deems appropriate from time to time under its general authority or under a separate discretionary plan.

Long-Term Incentive Compensation
The  Compensation   Committee   recognizes  the  value  of  long-term  incentive
compensation that provides a benefit over an extended period of time. The Compensation Committee has, from time to time, used the TIMET Stock Incentive Plan to provide long-term incentives in the form of grants of stock options and restricted stock to executive officers who are also employees. No grants of stock options or restricted stock were made in 2005. In the future, the Compensation Committee may also consider using long-term cash incentives tied to performance or other criteria.

Tax Code Limitation on Executive Compensation Deductions
In 1993,  Congress  amended  the  Internal  Revenue  Code to impose a $1 million deduction limit on compensation paid to the CEO and the four other most highly compensated executive officers of public companies, subject to certain transition rules and exceptions for compensation received pursuant to non-discretionary performance-based plans approved by such company's stockholders. TIMET's stockholders previously approved both the TIMET Stock Incentive Plan in 1997 and the Profit Sharing Plan in 2005. The Compensation Committee understands that payments made pursuant to the TIMET Stock Incentive Plan and the Profit Sharing Plan qualify for exemption from the deductibility limit as "performance-based compensation." The Compensation Committee does not currently believe that any other existing compensation plan of the Company could give rise to a deductibility limitation at current executive compensation levels. The Compensation Committee intends to periodically review the compensation plans of the Company to determine whether further action in respect of this limitation is warranted.

The foregoing report on executive compensation has been furnished by the Company's Management Development and Compensation Committee of the Board of Directors.

                  Management Development and Compensation Committee Gen. Thomas P. Stafford, Chairman
                  Norman N. Green

                                PERFORMANCE GRAPH

Set forth below is a line graph comparing, for the period December 31, 2000 through December 31, 2005, the cumulative total stockholder return on TIMET's common stock against the cumulative total return of (a) the S&P Composite 500 Stock Index and (b) a self-selected peer group, comprised solely of RTI International Metals, Inc. (NYSE: RTI), the principal U.S. competitor of TIMET in the titanium metals industry for which meaningful stockholder return information is available. The graph shows the value at December 31 of each year, assuming an original investment of $100 in each and reinvestment of cash dividends and other distributions to stockholders.

       Comparison of Cumulative Return among Titanium Metals Corporation,
           S&P Composite 500 Stock Index and Self-Selected Peer Group

                                [GRAPH OMITTED]

                12/00      12/01     12/02    12/03    12/04   12/05
                -----      -----     -----    -----    -----   -----

TIMET          100.00      59.11     28.30    77.79    178.81  937.19
S&P 500        100.00      88.12     68.64    88.33     97.94  102.75
PEER GROUP     100.00      69.52     70.57   117.87    143.51  265.15


The information contained in the performance graph shall not be deemed "soliciting material" or "filed" with the SEC, or subject to the liabilities of
Section 18 of the Securities Exchange Act, except to the extent TIMET specifically requests that the material be treated as soliciting material or specifically incorporates this performance graph by reference into a document filed under the Securities Act or the Securities Exchange Act.

                             AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed "soliciting material" or "filed" with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act, except to the extent TIMET specifically requests that the material be treated as soliciting material or specifically incorporates this report by reference into a document filed under the Securities Act or the Securities Exchange Act.

The Audit Committee of TIMET's board of directors is currently comprised of two directors and operates under a written charter adopted by TIMET's board. All members of the Audit Committee meet the independence standards established by the board, the NYSE and the Sarbanes-Oxley Act of 2002. The board adopted revisions to the Audit Committee's charter in February 2004. The revised Audit Committee charter was included as Appendix A to TIMET's 2004 proxy statement and is posted in the Investor Information -- Corporate Governance section of TIMET's website at www.timet.com.

TIMET's management is responsible for preparing TIMET's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP"), establishing and maintaining internal control over financial reporting (as defined in the Securities Exchange Act Rule 13a-15(f)) and evaluating the effectiveness of such internal control over financial reporting. TIMET's independent accountant is responsible for auditing TIMET's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and for expressing an opinion on the conformity of TIMET's financial statements with GAAP. The independent accountant is also responsible for auditing TIMET's internal control over financial reporting in accordance with such standards and for expressing an opinion on (i) management's assessment of the effectiveness of its internal control over financial reporting and (ii) the effectiveness of its internal control over financial reporting. The Audit Committee assists TIMET's Board in fulfilling its responsibility to oversee management's implementation of TIMET's financial reporting process. In its oversight role, the Audit Committee reviewed and discussed the audited financial statements with management and with PricewaterhouseCoopers LLP ("PwC"), TIMET's independent accountant for 2005.

We have met privately with PwC and discussed any issues raised by PwC, including the matters required to be discussed by Statement of Auditing Standards No. 61, Communication With Audit Committee, as modified or supplemented. PwC has provided to the Audit Committee written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and the Audit Committee discussed with PwC that firm's independence. The Audit Committee also concluded that PwC's provision of non-audit services to TIMET and its subsidiaries is compatible with PwC's independence.

Based upon the foregoing considerations, the Audit Committee recommended to TIMET's Board that the audited financial statements be included in TIMET's Annual Report on Form 10-K for 2005.

The foregoing report is submitted by members of the Audit Committee of the board of directors.

                  Audit Committee
                  Gen. Thomas P. Stafford, Chairman
                  Paul J. Zucconi

                      INDEPENDENT PUBLIC ACCOUNTANT MATTERS

Independent Accountant
PwC served as TIMET's independent accountant for the year ended December 31, 2005 and is expected to be considered for appointment to review TIMET's quarterly unaudited consolidated financial statements to be included in its Quarterly Reports on Form 10-Q for the first three quarters of 2006 and to audit TIMET's annual consolidated financial statements and internal control over financial reporting for the year ending December 31, 2006. Representatives of PwC are not expected to attend the annual meeting.

Audit Committee Pre-Approval Procedures
The Audit Committee has adopted policies and procedures for pre-approving all work performed by TIMET's independent accountant. The Audit Committee requires specific pre-approval prior to the engagement of the independent accountant for the following audit and audit-related services:

     o Annual audits of TIMET's consolidated financial statements, attestation services associated with TIMET's system of internal control over financial reporting and other services associated with TIMET's Annual Report on Form 10-K;
     o Quarterly review procedures associated with TIMET's unaudited interim consolidated financial statements and other services associated with TIMET's Quarterly Reports on Form 10-Q;
     o Services associated with registration statements filed by TIMET with the SEC, including responding to SEC comment letters and providing comfort letters;
     o Statutory audits or annual audits of the annual financial statements of subsidiaries of TIMET;
     o Quarterly review procedures of the interim financial statements of subsidiaries of TIMET;
     o Services associated with potential business acquisitions/dispositions involving TIMET;
     o Any other services provided to TIMET not specifically described above or otherwise pre-approved by the Audit Committee; and
     o Any material changes in terms, conditions or fees with respect to the foregoing resulting from changes in audit scope, TIMET structure or other applicable matters.

The Audit Committee must also pre-approve any of the specific types of services included within the following categories of audit, audit-related, tax and international corporate governance services:

     o    Audit Services:

          o Consultations with TIMET's management as to the accounting and/or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations of the SEC, the Financial Accounting Standards
               Board (referred to herein as "FASB"), the PCAOB or other applicable U.S. or international regulatory or standard-setting bodies; and
          o Assistance with responding to SEC comment letters received by TIMET other than in connection with any registration statement filed with the SEC.

     o    Audit-Related Services:

          o Consultations with TIMET's management as to the accounting and/or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations of the SEC, FASB, PCAOB or other applicable U.S. or international regulatory or standard-setting bodies;
          o Financial statement audits of employee benefit plans of TIMET or its subsidiaries;
          o Agreed-upon or expanded audit procedures related to TIMET's accounting records required to respond to or comply with financial, accounting, legal, regulatory or contractual reporting requirements; and
          o Internal control reviews and assistance with internal control reporting requirements of TIMET (to the extent permitted by applicable rule or regulation).

o   Tax Services:

          o Consultations with TIMET's management as to the tax treatment of transactions or events and/or the actual or potential tax impact of final or proposed laws, rules and regulations in U.S. (federal, state and local) and international jurisdictions;
          o Consultations with TIMET's management related to compliance with existing or proposed tax laws, rules and regulations in U.S. (federal, state and local) and international jurisdictions;
          o Assistance in the preparation of and review of TIMET's U.S. (federal, state and local) and international income, franchise and other tax returns;
          o Assistance with tax inquiries, audits and appeals of TIMET before the U.S. Internal Revenue Service and similar state, local and international agencies;
          o Consultations with TIMET's management regarding domestic and international statutory, regulatory or administrative tax developments;
          o Transfer pricing and cost segregation studies of TIMET; and o Expatriate tax assistance and compliance for TIMET and its employees.

o   Other Services:

          o Assistance with corporate governance matters (including preparation of board minutes and resolutions) and assistance with the preparation and filing of documents (such as documents or documentation to register new companies or to de-register existing companies) involving TIMET with non-U.S. governmental and regulatory agencies; provided, however, that the non-U.S. jurisdiction in which such services are provided does not require that the individual providing such service be licensed, admitted or otherwise qualified to practice law.

The Audit Committee reviews service proposals for proposed work to be performed by the independent accountant and, if acceptable to the Audit Committee, would pre-approve those services for a specified fee limit or range. For any general categories of services for which the Audit Committee may determine to pre-approve a specific fee amount or range in the absence of a specific proposal for services, an officer of TIMET is required to report TIMET's incurring or payment of such fees to the full Audit Committee at the first meeting of the Audit Committee held subsequent to the engagement of the independent accountant to provide any of those services.

The Audit Committee requires the use of engagement letters prior to the engagement of TIMET's independent accountant for many of the foregoing services. The Audit Committee also prohibits the use of the independent accountant for the non-audit related services described under the terms of the SEC's rules on accountant independence.

Fees Paid to PricewaterhouseCoopers LLP
The following table shows the approximate aggregate fees authorized by the Audit Committee that PwC has billed or is expected to bill to TIMET and its subsidiaries for services rendered for 2004 and 2005. Additional audit fees for 2005 may subsequently be authorized and paid to PwC, in which case the amounts disclosed below for fees paid to PwC for 2005 would be adjusted when they are presented in our proxy statement for next year's annual meeting. In this regard, the audit fees shown below for 2004 have been revised from amounts disclosed in our proxy statement for last year's annual meeting.

             Type of Fees                                           2004                 2005
-------------------------------------                               ----                 ----

Audit Fees (1)............................                        $2,169,700          $2,091,900
Audit-Related Fees (2)....................                            35,300              32,600
Tax Fees (3)..............................                            47,900               7,900
All Other Fees (4)........................                               -0-                 -0-
                                                                  ----------          ----------

Total.....................................                        $2,252,900          $2,132,400
                                                                  ==========          ==========
--------------------

(1)  This category may include fees for the following services:

     (a) audits of TIMET's consolidated year-end financial statements and internal control over financial reporting for each year;
     (b) reviews of the unaudited quarterly financial statements appearing in TIMET's Forms 10-Q for each of the first three quarters of each year;
     (c) consents and assistance with registration statements filed with the SEC;
     (d) normally provided statutory or regulatory filings or engagements for each year; and
     (e) the estimated out-of-pocket costs PwC incured in providing all of such services for which TIMET reimbursed PwC.

(2) This category may include fees for assurance and services reasonably related to the audit or review of TIMET's financial statements for each year. These services may include accounting consultations, attest services concerning financial accounting and reporting standards, audits of employee benefit plans and advice concerning management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting. All of the services shown in the table above were pre-approved by the Audit Committee.

(3) This category may include fees for tax compliance, tax advice and tax planning services. All of the services shown in the table above were pre-approved by the Audit Committee.

(4) TIMET incurred no other fees from PwC in the last two fiscal years for services not described in other categories.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

Relationships with Related Parties
As set forth under the headings "Interests of Certain Persons" and "Security Ownership of TIMET" above, TIMET may be deemed to be controlled by Harold C. Simmons. Other entities that may be deemed to be controlled by or related to Mr. Simmons including, without limitation, CompX, Contran, Dixie Holding, Dixie Rice, Keystone, Kronos Worldwide, National, NL, NOA, Southwest, Tremont LLC, Valhi, VHC and VGI, sometimes engage in (a) intercorporate transactions with related companies such as guarantees, management and expense sharing arrangements, shared fee arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account, and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties, and (b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases, and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of a publicly held, minority equity interest in another related party. TIMET considers, reviews and evaluates, and understands that Contran, Valhi, Keystone, NL, Kronos Worldwide, CompX, Tremont LLC and related entities also consider, review and evaluate, such transactions. Depending upon the business, tax and other objectives then relevant, it is possible that TIMET might be a party to one or more of such transactions in the future. It is the policy of TIMET to engage in transactions with related parties on terms that are, in the opinion of TIMET, no less favorable to TIMET than could be obtained from unrelated parties.

The individuals listed below served as officers or directors on behalf TIMET and one or more entities that may be deemed to be an affiliate of TIMET in the positions listed as of December 31, 2005:

         Name              TIMET Position(s)                           Affiliated Position(s)
         ----              -----------------                           ----------------------

Robert D. Graham         Vice   President   and     Vice  President,  General  Counsel  and  Secretary  of NL and
                         Assistant Secretary        Kronos  Worldwide;  Vice President,  Assistant  Secretary and
                                                    Associate  General  Counsel  of  CompX;  Vice  President  and
                                                    Assistant  Secretary of Valhi;  Vice President of Contran and
                                                    Tremont LLC

A. Andrew R. Louis       Assistant Secretary        Secretary and Associate General Counsel of Contran, Valhi,
                                                    Tremont LLC and CompX; Assistant Secretary and Associate
                                                    General Counsel of NL and Kronos Worldwide

Andrew B. Nace           Assistant Secretary        Assistant   Secretary  and  Associate   General   Counsel  of
                                                    Contran, Valhi, NL, Kronos Worldwide, CompX and Tremont LLC

Bob D. O'Brien           Vice President             Vice  President  and Chief  Financial  Officer of Contran and
                                                    Valhi; Vice President and Treasurer of Tremont LLC

Joan H. Prusse           Vice President,            Vice President of Tremont LLC
                         General Counsel and
                         Secretary

Harold C. Simmons        Chairman of the            Director,  Chairman of the Board and Chief Executive  Officer
                         Board, Chief               of NL and Kronos  Worldwide;  director  and  Chairman  of the
                         Executive  Officer and     Board of Contran, Valhi and Tremont LLC
                         director

Glenn R. Simmons         Director                   Director  and  Chairman  of the Board of CompX and  Keystone;
                                                    director  and Vice  Chairman of the Board of  Contran,  Valhi
                                                    and Tremont LLC; director of NL and Kronos Worldwide

Gregory M. Swalwell      Vice President             Vice  President - Finance and Chief  Financial  Officer of NL
                                                    and  Kronos  Worldwide;  Vice  President  and  Controller  of
                                                    Contran, Valhi and Tremont LLC

Steven L. Watson         Vice  Chairman  of the     Director,  President  and Chief  Executive  Officer of Valhi;
                         Board and director         director and  President of Contran and Tremont LLC;  director and Vice Chairman of the Board of Kronos Worldwide;  director of Keystone, NL and CompX

John St. Wrba            Vice   President   and     Vice  President  and  Treasurer  of  Contran,  Valhi,  NL and
                         Treasurer                  Kronos Worldwide

TIMET understands that all such persons are expected to continue to serve in these and other capacities in 2006. Such individuals divide their time among the companies for which they serve as officers. Such management interrelationships and intercorporate relationships may lead to possible conflicts of interest. These possible conflicts of interest may arise from the duties of loyalty owed by persons acting as corporate fiduciaries to two or more companies under circumstances in which such companies may have conflicts of interest. Prior to the Tremont Merger in 2003, certain directors and officers of TIMET also served as directors and officers of Tremont Corporation.

Although no specific procedures are in place that govern the treatment of transactions among TIMET, Contran, Valhi, CompX, Keystone, Kronos Worldwide, Tremont LLC and NL, the board of directors of each of these companies (with the exception of Contran and Tremont LLC, which are not public companies) includes one or more independent directors. Additionally, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors and officers owe fiduciary duties of good faith and fair dealing to stockholders of all the companies for which they serve.

Contractual Relationships
Intercorporate Services Agreements
Under the terms of various ISAs that TIMET has historically entered into with various related parties, employees of one company provide certain management, tax planning, financial, risk management, environmental, administrative, facility or other services to the other company on a fee basis. Such charges are based upon estimates of the time devoted by the employees of the provider of the services to the affairs of the recipient and the compensation of such persons and the cost of facilities, equipment or supplies provided. These ISAs are regularly reviewed and approved by the independent directors of the companies that are parties to the agreements.

The Contran ISA covers the provision of services by Contran to TIMET and the provision of services by TIMET to Tremont LLC and NL. Under the Contran ISA, TIMET paid Contran approximately $1.5 million for the Contran services to TIMET, and TIMET received a combined $0.1 million from Tremont LLC and NL in 2005. The Contran ISA has been extended through 2006 on substantially the same terms, and TIMET expects to pay Contran $3.3 million and receive a combined $0.1 million from Tremont LLC and NL under the Contran ISA in 2006. See note (6) to the Summary Compensation Table for information related to the compensation of Harold
C. Simmons for services performed for TIMET in 2005.

Investments in Affiliated Entities
During the first nine months of 2004, TIMET, through TFMC, purchased 2,212,820 shares of CompX Class A common shares, representing approximately 14.6% of the total number of shares of all classes of CompX common stock outstanding as of the record date. The purchases were made in a series of open market or privately negotiated transactions with unaffiliated parties at an aggregate cost of $32.0 million. At September 30, 2004, NL held an additional 68.4% of CompX. Effective on October 1, 2004, TIMET and NL contributed 100% of their respective holdings on that date of all classes of CompX common stock to CGI in return for a 17.6% and 82.4% ownership interest in CGI, respectively, and CGI became the holder of the 83.0% of CompX that TIMET and NL had previously held in the aggregate. The CompX shares are the sole assets of CGI. TFMC's shares of CGI are redeemable at the option of TIMET based upon the market value of the underlying CompX stock held by CGI. Subsequent to the formation of CGI, TFMC purchased an additional 483,600 shares of CompX, and, as of December 31, 2005, TIMET held (through TFMC and through its investment in CGI) approximately 17.6% of the total number of shares of all classes of CompX common stock outstanding. None of the shares purchased subsequent to September 30, 2004 have been, nor are expected to be, contributed to CGI. Harold C. Simmons owns 56,900 shares of CompX Class A common stock, and Mr. Simmons' spouse owns 20,000 shares of CompX Class A common stock. Glenn R. Simmons is Chairman of the Board of CompX, Steven L. Watson serves on CompX's board of directors and Robert D. Graham is Assistant Secretary and Associate General Counsel of CompX.

As of the record date, TFMC has acquired 222,100 shares of the common stock of NL at an aggregate cost of approximately $2.5 million. Such shares represent less than 1% of the shares of NL common stock outstanding. Valhi is the direct holder of 40,350,931 (83.1%) of the outstanding shares of common stock of NL. Harold C. Simmons is chairman of the board and chief executive officer of NL, and Glenn R. Simmons, Steven L. Watson are directors of NL and Robert D. Graham is Vice President, General Counsel and Secretary of NL.

As of the record date, TFMC owned 5,203 shares of the common stock of Kronos Worldwide, which it received as dividends that were paid by NL on the NL common stock. Such shares of Kronos Worldwide's common stock represent less than 1% of the outstanding shares of Kronos Worldwide's common stock. Valhi and NL are the direct holders of 28,888,821 (59.0%) and 17,516,132 (35.8%), respectively, of the outstanding shares of common stock of Kronos Worldwide. Harold C. Simmons is chairman of the board and chief executive officer of Kronos Worldwide, Steven L.

Watson is vice chairman of the board, Glenn R. Simmons is a director of Kronos Worldwide and Robert D. Graham is Vice President, General Counsel and Secretary of Kronos Worldwide.

Utility Services
In connection with the operations of TIMET's Henderson, Nevada facility, TIMET purchases certain utility services from BMI and its subsidiaries pursuant to various agreements. A wholly owned subsidiary of Tremont LLC owns approximately 32% of the outstanding equity securities of BMI (representing 29% of the voting securities of BMI). During 2005, fees for such utility services provided by BMI to TIMET were approximately $2.2 million.

Titanium Dioxide Purchases
From time to time, TIMET purchases titanium dioxide from Kronos Worldwide. Such purchases are made at prevailing market prices for titanium dioxide and on an individual purchase order basis. During 2005, TIMET's purchases of titanium dioxide from Kronos Worldwide were at a cost of approximately $114,600.

Environmental Service Agreement
In 2004, TIMET entered into an environmental services agreement with WCS. A wholly owned subsidiary of Valhi owns 100% of the membership interests in WCS. Under the environmental services agreement, WCS is providing transportation and disposal services for soil and waste removed from portions of TIMET's Henderson, Nevada facility. Payments under the agreement are based upon the amount in tons of soil and waste removed, which is difficult to estimate at this time. In 2005, fees for WCS services were approximately $1.3 million. TIMET currently expects to pay WCS between approximately $500,000 and $700,000 for services to be performed under this agreement in 2006.

Shareholders' Agreement
In 1996, prior to TIMET's initial public offering, TIMET, Tremont Corporation, IMI, Plc and two of its affiliates, IMI Kynoch Ltd. and IMI Americas Inc. who were the stockholders of TIMET at that time, entered into a shareholders' agreement. Only TIMET and Tremont LLC, as successor to Tremont Corporation, remain parties to this shareholders' agreement. This agreement provides, among other things, that so long as Tremont LLC continues to hold at least 10% of the outstanding shares of TIMET's common stock, TIMET will not, without the approval of Tremont LLC, cause or permit the dissolution or liquidation of itself or any of its subsidiaries or the filing by itself of a petition in bankruptcy, or the commencement by TIMET of any other proceeding seeking relief from its creditors. TIMET also agreed to provide certain periodic information about TIMET and its subsidiaries to Tremont LLC, which right is subject to confidentiality restrictions.

Registration Rights
Under the Shareholders' Agreement, Tremont LLC (as successor to Tremont Corporation and the only remaining shareholder party) is entitled to certain rights with respect to the registration under the Securities Act of the shares of TIMET's common stock that Tremont LLC holds. The Shareholders' Agreement generally provides, subject to certain limitations, that (i) Tremont LLC has two rights, only one of which can be on Form S-1, to require TIMET to register under the Securities Act an amount of not less than $25 million of registrable securities, and (ii) if TIMET proposes to register any securities under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor or similar form), whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, Tremont LLC has the right to require TIMET to include in such registration the registrable securities held by Tremont LLC or its permitted transferees so long as Tremont LLC holds in excess of 5% of the outstanding shares of TIMET's common stock (or to sell the entire balance of any such registrable securities even though less than 5%). TIMET is obligated to pay all registration expenses in connection with a registration under the Shareholders' Agreement. Under certain circumstances, the number of shares included in such a registration may be limited. TIMET has agreed to indemnify the holders of any registrable securities to be covered by a registration statement pursuant to the Shareholders' Agreement, as well as the holders' directors and officers and any underwriters and selling agents, against certain liabilities, including liabilities under the Securities Act.

Insurance Matters
TIMET participates in a combined risk management program with Contran and certain of its subsidiaries and affiliates. Pursuant to the program, Contran and certain of its subsidiaries and affiliates, including TIMET, purchase certain of their insurance policies as a group, with the costs of the jointly owned policies being apportioned among the participating companies. Tall Pines Insurance Company ("Tall Pines") (including a predecessor company, Valmont Insurance Company) and EWI RE, Inc. ("EWI") provide for or broker these insurance policies. Tall Pines is a wholly owned subsidiary of Valhi, and EWI is a wholly owned subsidiary of NL. A son-in-law of Harold C. Simmons serves as EWI's chairman of the board and chief executive officer and, since he is an employee of Contran, provides such services to EWI pursuant to an ISA between NL and Contran. Consistent with insurance industry practices, Tall Pines and EWI receive commissions from insurance and reinsurance underwriters for the policies that they provide or broker.

During 2005, TIMET and its subsidiaries paid premiums of approximately $6.4 million for policies Tall Pines provided or EWI brokered. This amount principally included payments for reinsurance and insurance premiums paid to unrelated third parties, but also included commissions paid to Tall Pines and EWI. TIMET expects that these relationships with Tall Pines and EWI will continue in 2006.

With respect to certain of such jointly owned insurance policies, it is possible that unusually large losses incurred by one or more insureds during a given policy period could leave the other participating companies without adequate coverage under that policy for the balance of the policy period. As a result, Contran, CompX, Keystone, Kronos Worldwide, NL, Valhi and TIMET, entered into a loss sharing agreement in 2003, under which any uninsured loss is shared by those entities who have submitted claims under the relevant policy.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires TIMET's executive officers, directors, and persons who own beneficially more than 10% of a registered class of TIMET's equity securities to file reports of ownership and changes in ownership with the SEC and TIMET. Based solely on a review of copies of the Section 16(a) reports furnished to TIMET and written representations by certain reporting persons, TIMET believes that all of TIMET's executive officers, directors and greater than 10% beneficial owners filed on a timely basis all reports required during and with respect to the fiscal year ended December 31, 2005, except that after its formation in August 2005 as a parent company of Valhi, VHC failed to file timely its Form 3.

     STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2007 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at TIMET's annual stockholder meetings, consistent with rules adopted by the SEC. Such proposals must be received by TIMET no later than December 8, 2006 to be considered for inclusion in the proxy statement and form of proxy relating to the 2007 annual meeting of Stockholders. Any such proposals should be addressed to: Corporate Secretary, Titanium Metals Corporation, Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

The board of directors does not have a formal process for identifying and evaluating nominees for directors. The board of directors will consider recommendations by stockholders of TIMET with respect to the election of directors if such recommendations are submitted in writing to the Secretary of TIMET and received not later than December 31 of the year prior to the next annual meeting of stockholders. While the board of directors does not have any specific policy regarding the consideration of director candidates recommended by stockholders, the board of directors would evaluate nominees recommended by stockholders of TIMET in the same manner by which it evaluates potential nominees recommended by other means. The board of directors has not adopted any formal policy regarding minimal qualifications of recommended nominees, but takes into account such criteria as it deems necessary and appropriate from time to time.

                                  OTHER MATTERS

The board of directors knows of no other business to be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their best judgment.

                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders and other interested parties who wish to communicate with the board of directors or its non-management directors may do so through the following procedures. Such communications not involving complaints or concerns regarding accounting, internal accounting controls and auditing matters related to us may be sent to Titanium Metals Corporation, Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, 75240-2697, Attention: Chairman. Provided that any such communication relates to our business or affairs and is within the function of our board of directors or its committees, and does not relate to insignificant or inappropriate matters, such communications, or summaries of such communications, will be forwarded to the chairman of the audit committee, who also serves as the presiding director of our non-management and independent director meetings.

Complaints or concerns regarding accounting, internal accounting controls and auditing matters, which may be made anonymously, should be sent to the attention of the general counsel with a copy to our Vice President of Finance at the same address as the Corporate Secretary. These complaints or concerns will be forwarded to the chairman of the audit committee. We will keep these complaints or concerns confidential and anonymous, to the extent feasible, subject to applicable law. Information contained in such a complaint or concern may be summarized, abstracted and aggregated for purposes of analysis and investigation.

                 2005 ANNUAL REPORT ON FORM 10-K; HOUSEHOLDING

TIMET's 2005 Annual Report on Form 10-K, as filed with the SEC on March 24, 2006, is included as a part of TIMET's 2005 Annual Report which is included with this mailing. Additional copies of such documents are available to stockholders without charge upon request by telephone (972-233-1700) or in writing (Investor Relations Department, Titanium Metals Corporation, Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697) or on the company's website at www.timet.com.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are TIMET stockholders will be "householding" TIMET's proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or from TIMET that either will be
"householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, or if you currently receive multiple copies of the proxy statement at your address and would like to request "householding" of Company communications, please notify your broker if your shares are not held directly in your name. If you own your shares directly rather than through a brokerage account, you should direct your written request to Titanium Metals Corporation, Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697 Attn: Investor Relations or contact us by phone at 972-233-1700 or by fax at 972-448-1444.


                                                  TITANIUM METALS CORPORATION

Dallas, Texas
April 7, 2006

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















































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                           TITANIUM METALS CORPORATION
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697

                                      PROXY

                           TITANIUM METALS CORPORATION
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697

                    Proxy for Annual Meeting of Stockholders
                                  May 23, 2006

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joan H. Prusse, Matthew O'Leary and Robert D. Graham, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2006 Annual Meeting of Stockholders (the "Annual Meeting") of Titanium Metals Corporation, a Delaware corporation ("TIMET"), to be held at our corporate headquarters located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Tuesday, May 23, 2006, at 1:00 p.m. (local time), and at any adjournment or postponement of the Annual Meeting, all of the shares of Common Stock ($.01 par value) of TIMET standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side of this card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TITANIUM METALS CORPORATION. PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                (Continued and to be signed on the reverse side)

                        ANNUAL MEETING OF STOCKHOLDERS OF
                           TITANIUM METALS CORPORATION
                                  May 23, 2006

                Please date, sign and mail your proxy card in the
                     envelope provided as soon as possible.

     Please detach along perforated line and mail in the envelope provided.

The Board of Directors recommends a vote "FOR" the election of each of the director nominees listed in Item 1. Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here X

1.  Election of Seven Directors
                                                       Nominees:
-   For All Nominees                            -   Keith R. Coogan
                                                -   Norman N. Green
-   Withhold Authority                          -   Glenn R. Simmons
    For All Nominees                            -   Harold C. Simmons
                                                -   Gen. Thomas P. Stafford
-   For All Except                              -   Steven L. Watson
    (See instructions below)                    -   Paul J. Zucconi


INSTRUCTION:      To withhold authority to vote for any individual nominee(s), mark "For All Except" and fill in the circle next to each nominee you wish to withhold, as shown here: X

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

This proxy, if properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees listed in
Item 1 above.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at such meeting and any adjournment or postponement thereof.

Check  this  box  if  you   consent  to   delivery   of  all  future   corporate
communications, including proxy statements and annual reports to stockholders, electronically through TIMET's Internet Website.
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To  change  the  address  on your  account,  please  check  the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
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Signature of Stockholder _______________  Date: ______
Signature of Stockholder ________________  Date: ______

Note:Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please show full corporate name and sign authorized officer's name, giving full title as such. If signer is a partnership, please show full partnership name and sign authorized person's name and title.